Exhibit 10.1

REVOLVING CREDIT AND SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

(AS LENDER AND AS AGENT)

WITH

IMAGE ENTERTAINMENT, INC.

AND

IMAGE/MADACY HOME ENTERTAINMENT, LLC

(BORROWERS)

JUNE 23, 2011

Page

I	DEFINITIONS	1

1.1	Accounting Terms	1

1.2	General Terms	1

1.3	Uniform Commercial Code Terms	28

1.4	Certain Matters of Construction	28

II	ADVANCES, PAYMENTS	29

2.1	Revolving Advances	29

2.2	Procedure for Revolving Advances Borrowing	31

2.3	Disbursement of Advance Proceeds	33

2.4	[Reserved]	33

2.5	Maximum Advances	33

2.6	Repayment of Advances	33

2.7	Repayment of Excess Advances	34

2.8	Statement of Account	34

2.9	Letters of Credit	34

2.10	Issuance of Letters of Credit	34

2.11	Requirements For Issuance of Letters of Credit	35

2.12	Disbursements, Reimbursement	36

2.13	Repayment of Participation Advances	37

2.14	Documentation	37

2.15	Determination to Honor Drawing Request	38

2.16	Nature of Participation and Reimbursement Obligations	38

2.17	Indemnity	40

2.18	Liability for Acts and Omissions	40

2.19	Additional Payments	41

2.20	Manner of Borrowing and Payment	41

2.21	Mandatory Prepayments	42

2.22	Use of Proceeds	43

2.23	Defaulting Lender	43

i

(continued)
Page

III	INTEREST AND FEES	44

3.1	Interest	44

3.2	Letter of Credit Fees	45

3.3	Closing Fee and Facility Fee	45

3.4	Collateral Evaluation Fee, Collateral Monitoring Fee and Fee Letter	46

3.5	Computation of Interest and Fees	46

3.6	Maximum Charges	46

3.7	Increased Costs	46

3.8	Basis For Determining Interest Rate Inadequate or Unfair	47

3.9	Capital Adequacy	48

3.10	Gross Up for Taxes	48

3.11	Withholding Tax Exemption	49

IV	COLLATERAL: GENERAL TERMS	50

4.1	Security Interest in the Collateral	50

4.2	Perfection of Security Interest	50

4.3	Disposition of Collateral	51

4.4	Preservation of Collateral	51

4.5	Ownership of Collateral	51

4.6	Defense of Agent’s and Lenders’ Interests	52

4.7	Books and Records	52

4.8	Financial Disclosure	52

4.9	Compliance with Laws	53

4.10	Inspection of Premises	53

4.11	Insurance	53

4.12	Failure to Pay Insurance	54

4.13	Payment of Taxes	54

4.14	Payment of Leasehold Obligations	54

4.15	Receivables	55

4.16	Inventory	57

4.17	Maintenance of Equipment	57

4.18	Exculpation of Liability	57

(continued)
Page

4.19	Environmental Matters	58

4.20	Financing Statements	59

V	REPRESENTATIONS AND WARRANTIES	59

5.1	Authority	59

5.2	Formation and Qualification	60

5.3	Survival of Representations and Warranties	60

5.4	Tax Returns	60

5.5	Financial Statements	60

5.6	Entity Names	61

5.7	O.S.H.A	61

5.8	Solvency; No Litigation, Violation, Indebtedness or Default	62

5.9	Intellectual Property	63

5.10	Licenses and Permits	64

5.11	Default of Indebtedness	64

5.12	No Default	64

5.13	No Burdensome Restrictions	64

5.14	No Labor Disputes	64

5.15	Margin Regulations	64

5.16	Investment Company Act	64

5.17	Disclosure	64

5.18	[Reserved]	65

5.19	Swaps	65

5.20	Conflicting Agreements	65

5.21	Application of Certain Laws and Regulations	65

5.22	Business of Borrowers	65

5.23	Section 20 Subsidiaries	65

5.24	Anti-Terrorism Laws	65

5.25	Trading with the Enemy	66

5.26	Federal Securities Laws	66

5.27	Security Interests of SAG and WGA	66

(continued)
Page

VI	AFFIRMATIVE COVENANTS	66

6.1	Payment of Fees	66

6.2	Conduct of Business and Maintenance of Existence and Assets	67

6.3	Violations	67

6.4	Government Receivables	67

6.5	Financial Covenants	67

6.6	Execution of Supplemental Instruments	67

6.7	Payment of Indebtedness	67

6.8	Standards of Financial Statements	68

6.9	Federal Securities Laws	68

6.10	Copyrights	68

6.11	License Agreements	68

VII	NEGATIVE COVENANTS	69

7.1	Merger, Consolidation, Acquisition and Sale of Assets	69

7.2	Creation of Liens	70

7.3	Guarantees	70

7.4	Investments	70

7.5	Loans	70

7.6	Capital Expenditures	71

7.7	Dividends; Distributions	71

7.8	Indebtedness	72

7.9	Nature of Business	73

7.10	Transactions with Affiliates	73

7.11	[Reserved]	73

7.12	Subsidiaries	74

7.13	Fiscal Year and Accounting Changes	74

7.14	Pledge of Credit	74

7.15	Amendment of Borrowers’ Organizational Documents	74

7.16	Compliance with ERISA	74

7.17	Prepayment of Indebtedness	75

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Page

7.18	Anti-Terrorism Laws	75

7.19	Membership/Partnership Interests	75

7.20	Trading with the Enemy Act	75

7.21	[Reserved]	75

7.22	Other Agreements	75

VIII	CONDITIONS PRECEDENT	76

8.1	Conditions to Initial Advances	76

8.2	Conditions to Each Advance	79

8.3	Conditions Subsequent	80

IX	INFORMATION AS TO BORROWERS	80

9.1	Disclosure of Material Matters	80

9.2	Schedules	81

9.3	Environmental Reports	81

9.4	Litigation	81

9.5	Material Occurrences	81

9.6	Government Receivables	82

9.7	Annual Financial Statements	82

9.8	Quarterly Financial Statements	82

9.9	Monthly Financial Statements	82

9.10	Other Reports	83

9.11	Additional Information	83

9.12	Projected Operating Budget	83

9.13	Variances From Operating Budget	83

9.14	Notice of Suits, Adverse Events	83

9.15	ERISA Notices and Requests	84

9.16	Additional Documents	84

X	EVENTS OF DEFAULT	85

10.1	Nonpayment	85

10.2	Breach of Representation	85

10.3	Financial Information	85

v

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Page

10.4	Judicial Actions	85

10.5	Noncompliance	85

10.6	Judgments	85

10.7	Bankruptcy	85

10.8	Inability to Pay	86

10.9	Subsidiary Bankruptcy	86

10.10	Material Adverse Effect	86

10.11	Lien Priority	86

10.12	Material Contracts	86

10.13	Cross Default	86

10.14	Termination or Asserted Invalidity of Sponsor Guaranty	86

10.15	Change of Ownership	86

10.16	Invalidity	86

10.17	[Reserved];	87

10.18	Seizures	87

10.19	[Reserved]; or	87

10.20	Pension Plans	87

XI	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT	87

11.1	Rights and Remedies	87

11.2	Agent’s Discretion	89

11.3	Setoff	89

11.4	Rights and Remedies not Exclusive	89

11.5	Allocation of Payments After Event of Default	89

XII	WAIVERS AND JUDICIAL PROCEEDINGS	90

12.1	Waiver of Notice	90

12.2	Delay	90

12.3	Jury Waiver	90

XIII	EFFECTIVE DATE AND TERMINATION	91

13.1	Term	91

13.2	Termination	91

(continued)
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XIV	REGARDING AGENT	92

14.1	Appointment	92

14.2	Nature of Duties	92

14.3	Lack of Reliance on Agent and Resignation	93

14.4	Certain Rights of Agent	93

14.5	Reliance	93

14.6	Notice of Default	94

14.7	Indemnification	94

14.8	Agent in its Individual Capacity	94

14.9	Delivery of Documents	94

14.10	Borrowers’ Undertaking to Agent	94

14.11	No Reliance on Agent’s Customer Identification Program	95

14.12	Other Agreements	95

XV	BORROWING AGENCY; CO-BORROWERS	95

15.1	Borrowing Agency Provisions	95

15.2	Joint and Several Liability of Borrowers	96

XVI	MISCELLANEOUS	99

16.1	Governing Law	99

16.2	Entire Understanding	99

16.3	Successors and Assigns; Participations; New Lenders	102

16.4	Application of Payments	103

16.5	Indemnity	104

16.6	Notice	104

16.7	Survival	106

16.8	Severability	107

16.9	Expenses	107

16.10	Injunctive Relief	107

16.11	Consequential Damages	107

16.12	Captions	107

16.13	Counterparts; Facsimile Signatures	107

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16.14	Construction	108

16.15	Confidentiality; Sharing Information	108

16.16	Publicity	108

16.17	Certifications From Banks and Participants; USA PATRIOT Act	108

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2(a)	Borrowing Base Certificate
Exhibit 1.2(b)	Compliance Certificate
Exhibit 1.2(c)	Sponsor Quarterly Report
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(n)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1.2	Permitted Encumbrances
Schedule 4.5	Equipment and Inventory Locations
Schedule 4.15(h)	Deposit and Investment Accounts
Schedule 4.19	Real Property
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.8(b)	Litigation
Schedule 5.8(d)	Plans
Schedule 5.10	Licenses and Permits
Schedule 5.14	Material Contracts
Schedule 5.14	Labor Disputes
Schedule 7.3	Guarantees
Schedule 7.5	Loans
Schedule 7.8	Indebtedness
Schedule 7.12	Joint Ventures

REVOLVING CREDIT
AND
SECURITY AGREEMENT

Revolving Credit and Security Agreement dated as of June 23, 2011 among IMAGE ENTERTAINMENT, INC., a corporation organized under the laws of the State of Delaware (“Image”), IMAGE/MADACY HOME ENTERTAINMENT, LLC, a limited liability company formed under the laws of the State of California (“IMHE”) (Image and IMHE, each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative and collateral agent on behalf and for the benefit of itself and the Lenders (PNC, in such capacity, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

I              DEFINITIONS.

1.1           Accounting Terms.  As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended March 31, 2010.

1.2           General Terms.  For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person.

“Active Licensed/Owned Titles” shall have the meaning set forth in Section 6.10 hereof.

“Active Non-Licensed/Owned Titles” shall have the meaning set forth in Section 6.10 hereof.

“Advance Rates” shall mean, collectively, the Receivables Advance Rate and the Inventory Advance Rate.

“Advances” shall mean and include the Revolving Advances and Letters of Credit.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day, (ii) the Federal Funds Open Rate in effect on such day plus 1/2 of 1% and (iii) the Daily LIBOR Rate plus 1%.  For purposes of this definition, “Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day.  For the purposes of this definition, “Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by Agent).

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended or replaced).

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Authority” shall mean any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency.

“Availability Block” shall mean $2,600,000; provided that the Availability Block shall be reduced to $0 upon satisfaction of each of the following conditions as determined by Agent in its reasonable discretion (such conditions to be tested for annually by Agent as of the end of each fiscal year of Image on the basis of the audited consolidated financial statements of Image delivered to Agent pursuant to Section 9.7 hereof commencing with the fiscal year ending March 31, 2012):  (w) Borrowers have EBITDA, calculated for such most recently completed fiscal year, of not less than $10,000,000, (x) Borrowers have a Net Operating Income for such most recently completed fiscal year of not less than $4,000,000, (y) Borrowers have a Net Pre-Dividend Income for such most recently completed fiscal year of not less than $2,000,000 and (z) no Event of Default shall have occurred and be continuing.  Each such condition and calculation listed in clauses (w) through (z) herein shall be confirmed and demonstrated, as applicable, to Agent in a certificate duly executed by the President, Chief Financial Officer, Treasurer or Controller of the Borrowing Agent by which such officer shall certify to Agent the calculations thereof as of the date of such certificate.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), and the Bankruptcy Rules promulgated thereunder.

“Bankruptcy Laws” means, collectively, (a) the Bankruptcy Code and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws of the United States or other applicable jurisdictions relating to debtor relief from time to time in effect and affecting the rights of creditors generally.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.15(h) hereof.

“Blocked Person” shall have the meaning set forth in Section 5.24(b) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of the Borrowers and their respective Subsidiaries.

“Borrowers’ Account” shall have the meaning set forth in Section 2.8 hereof.

“Borrowing Agent” shall mean Image.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2(a) duly executed by the President, Chief Financial Officer or Controller of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Broadcast Receivable” shall mean a Receivable of any Borrower which is generated from selling content rights to a television network for broadcasting over a certain period of time.  Contracts related to such Receivables shall state the title, delivery date, format, dates of broadcast, the number of times to be broadcasted, and payment terms.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change of Ownership” shall mean (a) 50% or more of the Equity Interests of Image is no longer owned or controlled by Sponsor or any one or more Sponsor Affiliated Funds or (b) 70% or more (or, after the consummation of the IMHE Minority Interest Repurchase, 100%) of the Equity Interests of IMHE is no longer owned or controlled by Image, in each case each of the foregoing clauses (a) and (b) as determined on a fully diluted basis (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of Image held by Sponsor or any one or more Sponsor Affiliated Funds are convertible or for which any such Equity Interests of Image or of any other Person may be exchanged and any Equity Interests issuable to Sponsor or any one or more Sponsor Affiliated Funds upon exercise of any warrants, options or similar rights which may at the time of calculation be held by Sponsor or any one or more Sponsor Affiliated Funds) or (b) any merger, consolidation or sale of substantially all of the property or assets of any Borrower.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the PBGC or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates (provided that for the purposes of this definition, “Affiliate” shall not include any Affiliate of Sponsor (or any funds sponsored by or otherwise related to Sponsor or its Affiliates other than Borrowers and their Subsidiaries)).

“Chatsworth Landlord Agreement” shall mean that Landlord Agreement dated on or near the Closing Date among Amiscope Properties, as landlord, Image, as tenant, and Agent relating to Image’s lease at its headquarters facility located at 20525 Nordhoff Street, Suite 200, Chatsworth, California  91311.

“Clean-Down Period” shall mean a period of at least thirty (30) consecutive days during each calendar year between January 1 and April 30.

“Closing Date” shall mean June 23, 2011 or such other date as may be agreed to by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder.

“Collateral” shall mean and include:

(a)           all Receivables;

(b)           all Equipment;

(c)           all General Intangibles;

(d)           all Inventory;

(e)           all Investment Property;

(f)            all Real Property;

(g)           all Subsidiary Stock;

(h)           all of each Borrower’s right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of each Borrower’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter-of-credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

(i)            all of each Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d), (e), (f), (g) or (h) of this Paragraph; and

(j)            all proceeds and products of clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) of this Paragraph in whatever form, including, but not limited to:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“Commitment Percentage” of any Lender shall mean the percentage set forth below such Lender’s name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) or 16.3(d) hereof.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate in substantially the form of Exhibit 1.2(b) to be signed by the Chief Financial Officer, Treasurer or Controller of Borrowing Agent, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such Default(s) and/or Event(s) of Default and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.10 hereof.  Such certificate shall also include a schedule of Advances made for the acquisition by Borrowers of entertainment distribution rights to new titles and the expected release date for each such title.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, the Sony Distribution and Licensing Agreement or other Material Contracts, including any Consents required under all applicable federal, state or other Applicable Law.

“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consolidated” refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Controlled Group” shall mean, at any time, each Borrower and each of its Subsidiaries and all members of their respective controlled groups of corporations and all trades or businesses (whether or not incorporated) under common control with any Borrower or any Subsidiary of a Borrower and all other entities which, together with any Borrower or any Subsidiary of a Borrower, are treated as a single employer under Section 414 of the Code.  Any entity shall continue to be considered a member of a Controlled Group of a Borrower or a Subsidiary thereof with respect to liabilities arising after the period in which the entity is considered a single employer with any Borrower or any such Subsidiary for which any Borrower or any such Subsidiary could be liable under the Code or ERISA.

“Copyright Act” means the Copyright Act of 1976, as amended from time to time, and any successor statute of similar import.

“Copyrighted Material” means an original work of authorship subject to protection under the Copyright Act, including any such work that has been registered with, or is the subject of an application for registration with, the United States Copyright Office.

“Copyright Inventory” means Inventory consisting of Copyrighted Materials.

“Copyright Property” means all Intellectual Property other than Section 5.9 IP.

“Copyright Receivable” means a Receivable that is generated from the sale or distribution of Copyrighted Material.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.11(b) hereof.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall have the meaning set forth in Section 2.23(a) hereof.

“Depository Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(b) hereof.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Drawing Date” shall have the meaning set forth in Section 2.12(b) hereof.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“Earnings Before Interest and Taxes” shall mean as determined for Borrowers on a Consolidated Basis for any period the sum of (i) net income (or loss) for such period (excluding extraordinary gains and losses), plus (ii) all interest expense for such period, plus (iii) all charges against income for such period for federal, state and local taxes actually paid.

“EBITDA” shall mean, as determined for Borrowers on a Consolidated Basis as at the last day of each fiscal quarter of Image for the four consecutive fiscal quarters ended on such date, the sum of Earnings Before Interest and Taxes for such period plus (without duplication) (a) depreciation expenses for such period and (b) amortization expenses for such period (provided that amortization expenses shall not include any amortization expenses attributable to production costs).

“Eligible Inventory” shall mean and include Inventory , excluding work in process, with respect to each Borrower, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent’s opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance).  Eligible Inventory shall not include any Inventory of IMHE in excess of $1,000,000 valued as set forth in the first sentence of this definition.  In addition, Inventory shall not be Eligible Inventory if it (i) does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof, (ii) is in transit, (iii) is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement, (iv) constitutes Consigned Inventory, (v) is the subject of an Intellectual Property Claim; (vi) is subject to a License Agreement or other agreement that limits, conditions or restricts any Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; or (vii) is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement.

“Eligible Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the Ordinary Course of Business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate.  A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances; provided that Receivables subject to Liens described in clauses (c) and (j) of Permitted Encumbrances shall not be deemed eligible), and is evidenced by an invoice or other documentary evidence satisfactory to Agent.  In addition, no Receivable shall be an Eligible Receivable if:

(a)            it arises out of a sale made by any Borrower or the provision of services by any Borrower, in each case to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)           with respect to any Receivable other than a Broadcast Receivable, it is due or unpaid more than (i) ninety (90) days after the original invoice date or (ii) sixty (60) days after the original due date;

(c)           fifty percent (50%) or more of the Receivables from such Customer are deemed not to be Eligible Receivables hereunder;

(d)           any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)           the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)            the sale or provision of services is to a Customer outside the United States of America or Canada, unless the sale or provision of services is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

(g)           the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)           Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i)            the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j)             the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower or the Receivable otherwise does not represent a final sale;

(k)            the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

(l)             the account debtor with respect to such Receivables has asserted a counterclaim, defense or dispute and is owed or claims to be owed any amounts that may give rise to any right of setoff or recoupment against such Receivables (but the portion of the Receivables of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Receivables);

(m)           the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)           any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o)           such Receivable is not payable to a Borrower;

(p)           such Receivable is deemed ineligible pursuant to Section 6.10 hereof;

(q)           such Receivable is a Broadcast Receivable and either (x) it is not subject to a non-cancellable fixed price contract, (y) performance under such contract is not required to be completed within one hundred twenty (120) days of the date of the most recent accounts receivable agings schedule delivered to Agent pursuant to Section 9.2(a) hereof or (z) it is due or unpaid more than (1) one-hundred fifty (150) days after the original invoice date or (2) thirty (30) days after the original due date (notwithstanding anything herein to the contrary, any Broadcast Receivable shall be considered ineligible if it is unpaid more than one-hundred fifty (150) days after the original invoice date) (Broadcast Receivables which are deemed ineligible due to non-compliance with the preceding subclauses (x), (y) and/or (z) are referred to as “Non-Complying Broadcast Receivables”); provided that if such Broadcast Receivable is not otherwise a Non-Complying Broadcast Receivable, it shall none the less be deemed ineligible if it, when combined with all other Broadcast Receivables which are not Non-Complying Broadcast Receivables, shall exceed 15% of all of Borrowers’ Receivables; provided, further, that, in each case, the amount of Eligible Receivables that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Receivables prior to giving effect to any eliminations based upon the foregoing concentration limit;

(r)            Receivables with respect to a Customer whose total obligations owing to Borrowers exceed 15% (such percentage, as applied to a particular Customer, being subject to reduction by Agent in its reasonable discretion if the creditworthiness of such Customer deteriorates) of all Eligible Receivables, to the extent of the obligations owing by such Customer in excess of such percentage; provided, however, that such percentage shall be 85% with respect to Receivables owing by Sony Pictures Home Entertainment Inc. to Borrowers so long as the Sony Subordination Agreements remain in effect; provided, further, that, in each case, the amount of Eligible Receivables that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Receivables prior to giving effect to any eliminations based upon the foregoing concentration limit; or

(s)           such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(e) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Borrower all of such Borrower’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Eurodollar Alternate Source”), at approximately 11:00 a.m., London time two (2) Business Days prior to the first day of such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Eurodollar Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)) for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.  The Agent shall give prompt notice to the Borrowing Agent of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Eurodollar Rate Loan” shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall have the mean the Securities Exchange Act of 1934, as amended.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (a “Federal Funds Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Federal Funds Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Federal Funds Alternate Source, a comparable replacement rate determined by the PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

“Fixed Charge Coverage Ratio” shall mean, as determined for Borrowers on a Consolidated Basis as of the last day of each fiscal quarter of Image for the four consecutive fiscal quarters ended on such date, the ratio of (a) EBITDA, minus (i) Unfinanced Capital Expenditures made during such period, and (ii) cash federal, state, local or foreign taxes attributable to income paid during such period to (b) all Senior Debt Payments during such period, plus (i) all management fee payments made in cash during such period to Sponsor pursuant to Amendment Number 2 to the Securities Purchase Agreement dated December 30, 2009 by and between Image and Sponsor, (ii) all management fee payments made in cash during such period pursuant to Article II of the IMHE Management Agreement and (iii) any dividend payments (whether paid in cash or a payment-in-kind basis) to holders of Image’s Series B Preferred Stock and Series C Preferred Stock.  For purposes of calculating the Fixed Charge Coverage Ratio for (x) the calendar quarter ending September 30, 2010, EBITDA shall be deemed to be ($526,000) and (y) the calendar quarter ending December 31, 2010, EBITDA shall be deemed to be $1,867,000.

“Foreign Subsidiary” of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Borrower all of such Borrower’s general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables), including, to the extent not described above, all Intellectual Property.

“Governmental Acts” shall have the meaning set forth in Section 2.17 hereof.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Guarantor” shall mean the Sponsor Affiliated Funds and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any Security Agreement executed by any Guarantor in favor of Agent securing the Guaranty of such Guarantor, in form and substance satisfactory to the Agent.

“Guaranty” shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to the Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et  seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall have the meaning provided in the definition of “Lender-Provided Interest Rate Hedge”.

“Image” shall have the meaning set forth in the preamble to this Agreement.

“IMHE” shall have the meaning set forth in the preamble to this Agreement.

“IMHE Management Agreement” shall mean that certain Management Services Agreement dated as of August 31, 2010 by and between Madacy Entertainment Management, LP and IMHE, as the same may be amended, modified, extended, restated or replaced from time to time in accordance with the terms thereof.

“IMHE Minority Interest Purchase” shall have the meaning set forth in Section 7.1(a) hereof.

“IMHE Operating Agreement” shall mean the Operating Agreement of IMHE dated August 31, 2010.

“Increased Tax Burden” shall mean the additional federal, state or local taxes assumed to be payable by a member of any Borrower as a result of such Borrower’s status as a limited liability company as evidenced and substantiated by the tax returns filed by such Borrower as a limited liability company, with such taxes being calculated for all members at the highest marginal rate applicable to any member.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and  all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Intellectual Property” shall mean, as to each Borrower, such Borrower’s now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under Applicable Law with respect to any Borrower’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Intellectual Property Claim” shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Borrower’s ownership, use, marketing, sale or distribution of any General Intangibles, Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Interest Period” shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by any Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(ii) hereof.

“Investment Property” shall mean and include as to each Borrower, all of such Borrower’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Issuer” shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which the Agent confirms meets the following requirements: such Interest Rate Hedge (a) is documented in a standard International Swap Dealer Association Agreement, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities of any Borrower to the provider of any Lender-Provided Interest Rate Hedge (the “Hedge Liabilities”) shall be “Obligations” hereunder, and otherwise treated as Obligations for purposes of each of the Other Documents.  The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.12(d) hereof.

“Letter of Credit Sublimit” shall mean $1,500,000.

“Letters of Credit” shall have the meaning set forth in Section 2.9 hereof.

“License Agreement” shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property, including, but not limited to, the use of any Person’s copyrights, trademarks, logos, designs or representations, in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower’s business operations.

“Licensor” shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.  For the avoidance of doubt, the Chatsworth Landlord Agreement and the Sony Bailee Agreements shall be deemed to be Lien Waiver Agreements.

“Madacy Interest Holder” shall have the meaning given such term in the IMHE Operating Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business or properties of Image or of Borrowers and their Subsidiaries (if any) taken as a whole, (b) Image’s ability, or the ability of Borrowers taken as a whole, to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean (a) any contract or other agreement (other than this Agreement and the Other Documents), written or oral, of any Borrower involving monetary liability of or to any Person in an amount in excess of $500,000 in any fiscal year and (b) any other contract or other agreement (other than this Agreement and the Other Documents), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation of failure to renew by any party thereto could reasonably be expected to have or result in a Material Adverse Effect, and shall include, without limitation, the Sony Distribution and Licensing Agreement, the Sony Replication Services Agreement and the IMHE Management Agreement.

“Maximum Face Amount” shall mean, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Maximum Revolving Advance Amount” shall mean $17,500,000.

“Maximum Sponsor SBLC Amount” means, at any time, with respect to any and all outstanding Sponsor Standby Letters of Credit, the aggregate amount of such standby letters of credit that is then available to be drawn.

“Maximum Undrawn Amount” shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective, and if a draw has been made on such Letter of Credit, the unreimbursed amount, if any, of such draw.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA to which any Borrower or any member of the Controlled Group is required to contribute on behalf of its employees or with respect to which any Borrower or any member of the Controlled Group has or could reasonably be expected to have liability, contingent or otherwise.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA, and to which any Borrower or any member of the Controlled Group contributes or has or could reasonably be expected to have liability, contingent or otherwise.

“Net Operating Income” shall mean, as determined for the Borrowers on a Consolidated Basis as of the last day of any fiscal quarter of Image for the four consecutive fiscal quarters ended on such date, (a) net sales minus (b) cost of goods sold minus (c) selling, general and administrative expenses (each of clauses (a) through (c) as determined in accordance with GAAP).

“Net Pre-Dividend Income” shall mean, as determined for the Borrowers on a Consolidated Basis as of the last day of any fiscal quarter of Image for the four consecutive fiscal quarters ended on such date, the net income (as determined in accordance with GAAP) before the declaration or payment of any dividend payments (whether paid in cash or a payment-in-kind basis) to holders of Image’s Series B Preferred Stock and Series C Preferred Stock.

“Net Recovery Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect to Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recently acceptable appraisal of Inventory received by Agent in accordance with Section 4.10 hereof, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of Inventory subject to such appraisal.

“Non-Registration Confirmation” shall have the meaning set forth in Section 6.10 hereof.

“Obligations” shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including any interest or other amounts accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest or other amounts is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including this Agreement and the Other Documents), whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent’s or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower’s Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Agent or Lenders to perform acts or refrain from taking any action.

“Ordinary Course of Business” shall mean with respect to any Borrower, the ordinary course of such Borrower’s business substantially as conducted on the Closing Date.

“Other Documents” shall mean the Revolving Credit Note(s), the Questionnaire, the Sponsor Guaranty and any other Guaranty, any Guarantor Security Agreement, any Lender-Provided Interest Rate Hedge, the Sony Setoff Agreement, the Sony Bailee Agreements, the Sony Subordination Agreements and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(b) hereof.

“Overadvance Threshold Amount” shall have the meaning set forth in Section 16.2(b) hereof.

“P&A” shall mean content creation, promotion and advertising.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.12(d) hereof.

“Participation Commitment” shall mean each Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.

“Payee” shall have the meaning set forth in Section 3.10 hereof.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Act” shall mean the Pension Protection Act of 2006, as amended from time to time.

“Pension Benefit Plan” shall mean any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (i) is maintained or contributed to by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group; or (ii) has at any time within the preceding seven years been maintained or contributed to by any Borrower or by any entity which was at such time a member of the Controlled Group.

“Pension Funding Rules” shall mean the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Benefit Plans and set forth in Section 412, 430, 431 and 432 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Permitted Encumbrances” shall mean:

(a)           Liens in favor of Agent for the benefit of Agent and Lenders;

(b)           Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested;

(c)           Liens disclosed in the financial statements referred to in Section 5.5 hereof, the existence of which Agent has consented to in writing;

(d)           deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance;

(e)           deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;

(f)            Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (i) is in existence for less than twenty (20) consecutive days after it first arises or is being Properly Contested and (ii) is at all times junior in priority to any Liens in favor of Agent;

(g)           mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested;

(h)           Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof; provided that (i) any such lien shall not encumber any other property of any Borrower and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6 hereof;

(i)            Liens of (i) Sony Pictures Home Entertainment Inc. on personal property of Image so long as Sony Pictures Home Entertainment Inc. has entered into the SPHE Subordination Agreement, and (ii) Sony DADC US Inc. d/b/a Sony DADC Americas on personal property of IMHE so long as Sony DADC US Inc. d/b/a Sony DADC Americas has entered into the Sony DADC Subordination Agreement; and

(j)            Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Borrower.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan), maintained for employees of any Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness or Lien, as applicable, of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness or Lien, as applicable, is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (iv) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Questionnaire” shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to Agent.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of each Borrower’s right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto or which is hereafter owned or leased by any Borrower.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(i) hereof.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Registration Certificate” shall have the meaning set forth in Section 6.10 hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.12(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder for which the thirty (30) day notice period has not been waived.

“Required Lenders” shall mean Lenders holding more than fifty percent (50%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding more than fifty percent (50%) of the Commitment Percentages; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders.

“Reserve Percentage” shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Revolving Advances” shall mean Advances made other than Letters of Credit.

“Revolving Credit Note” shall mean the promissory note referred to in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one and seventy-five one-hundredths of one percent (1.75%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus three and twenty-five one-hundredths of one percent (3.25%) with respect to Eurodollar Rate Loans.

“SAG” shall mean the Screen Actors Guild, Inc.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 5.9 IP” shall mean all Intellectual Property, except copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under Applicable Law with respect to any Borrower’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; copyright rights, rights in works of authorship, in whatever form created or maintained.

“Section 20 Subsidiary” shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Debt Payments” shall mean and include all cash actually expended by any Borrower to make (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (c) capitalized lease payments, plus (d) payments with respect to any other Indebtedness for borrowed money.

“Senior Fixed Charge Coverage Ratio” shall mean, as determined for Borrowers on a Consolidated Basis as of the last day of each fiscal quarter of Image for the four consecutive fiscal quarters ended on such date, the ratio of (a) EBITDA, minus (i) Unfinanced Capital Expenditures made during such period, and (ii) cash federal, state, local or foreign taxes attributable to income paid during such period to (b) all Senior Debt Payments during such period, plus (i) all management fee payments made in cash during such period to Sponsor pursuant to Amendment Number 2 to the Securities Purchase Agreement dated December 30, 2009 by and between Image and Sponsor and (ii) all management fee payments made in cash during such period pursuant to Article II of the IMHE Management Agreement.  For purposes of calculating the Senior Fixed Charge Coverage Ratio for (x) the calendar quarter ending September 30, 2010, EBITDA shall be deemed to be ($526,000) and (y) the calendar quarter ending December 31, 2010, EBITDA shall be deemed to be $1,867,000.

“Settlement Date” shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

“Sony Bailee Agreements” shall mean, collectively, the SPHE Bailee Agreement and the Sony DADC Bailee Agreement.

“Sony DADC Bailee Agreement” shall mean that Bailee Agreement dated as of June 23, 2011 by and between Sony DADC US Inc. d/b/a Sony DADC Americas and Agent.

“Sony DADC Subordination Agreement” shall mean that Intercreditor Agreement dated as of June 23, 2011 by and between Sony DADC US Inc. d/b/a Sony DADC Americas and Agent, as the same may be amended, modified or restated from time to time in accordance with the terms thereof.

“Sony Distribution and Licensing Agreement” shall mean that Distribution Services and Licensing Agreement dated as of August 23, 2010 by and between Sony Pictures Home Entertainment Inc. and Image, as the same may be amended, modified or restated from time to time in accordance with the terms thereof, but solely to the extent permitted by Section 7.22 hereof.

“Sony Replication Services Agreement” shall mean that Replication Services Agreement dated as of July 31, 2010, as amended as of August 31, 2010, among Madacy Home Entertainment, LP, IMHE and Sony DADC US Inc. d/b/a Sony DADC Americas as the same may be amended, modified, or restated from time to time in accordance with the terms thereof, but solely to the extent permitted by Section 7.22 hereof.

“Sony Setoff Agreement” shall mean (a) that Letter Agreement dated as of June 23, 2011 by and among Image, Sony Pictures Home Entertainment Inc. and Agent, as the same may be amended, modified, or restated from time to time in accordance with the terms thereof and (b) that Letter Agreement dated as of June 23, 2011 by and among Image, IMHE, Sony Pictures Home Entertainment Inc., Sony DADC US Inc. d/b/a Sony DADC Americas and Agent, as the same may be amended, modified, or restated from time to time in accordance with the terms thereof.

“Sony Subordination Agreements” shall mean, collectively, the SPHE Subordination Agreement and the Sony DADC Subordination Agreement.

“SPHE Bailee Agreement” shall mean that Bailee Agreement dated as of June 23, 2011 by and between Sony Pictures Home Entertainment Inc. and Agent.

“SPHE Subordination Agreement” shall mean that Intercreditor Agreement dated as of June 23, 2011 by and between Sony Pictures Home Entertainment Inc. and Agent, as the same may be amended, modified or restated from time to time in accordance with the terms thereof.

“Sponsor” means JH Partners, LLC.

“Sponsor Affiliated Funds” shall mean, individually and collectively, (a) JH Partners Evergreen Fund, L.P., a Delaware limited partnership, (b) JH Investment Partners III, L.P., a Delaware limited partnership, and (c) JH Investment Partners GP Fund III, LLC, a Delaware limited liability company.

“Sponsor GP” means JH Evergreen Management, LLC, a Delaware limited liability company.

“Sponsor Guarantor” means, individually and collectively, the Sponsor Affiliated Funds.

“Sponsor Guaranty” means that Limited Guaranty dated as of June 23, 2011 made by the each of the Sponsor Affiliated Funds in favor of Agent, on behalf and for the benefit of the Lenders, as the same may be amended, modified or restated from time to time in accordance with the terms thereof.

“Sponsor Quarterly Report” shall mean a certificate in substantially the form of Exhibit 1.2(c) to be signed by each of the Sponsor Affiliated Funds, which shall state: (a) JH Partners Evergreen Fund, L.P. has unfunded available capital commitments of not less than the Maximum Guarantied Amount (as such term is defined in the Sponsor Guaranty) and that such unfunded available capital commitments are sufficient to satisfy its obligations under the Sponsor Guaranty, and (b) each Sponsor Affiliated Fund has not incurred indebtedness or guaranteed obligations to an extent that would violate the Governing Documents (as such term is defined in the Sponsor Guaranty) applicable to such Sponsor Affiliated Fund.

“Sponsor Standby Letter of Credit” means a standby letter of credit issued by a bank acceptable to Agent on behalf of the Lenders and Agent as the named beneficiaries and for the account of Sponsor and/or any one or more of the Sponsor Guarantors in form and substance acceptable to Agent for the purposes of supporting Advances hereunder as contemplated in Section 2.1(a) hereof.

“Subsidiary” of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by any Borrower (not to exceed 65% of the voting Equity Interests of any Foreign Subsidiary solely to the extent that pledging or hypothecating more than 65% of the voting Equity Interests of such Foreign Subsidiary would result in a material adverse tax consequence to Borrowers, taken as a whole).

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Termination Event” shall mean (a) a Reportable Event with respect to any Pension Benefit Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Pension Benefit Plan; (e) any event or condition which could reasonably be expected to (i) constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or (ii) that might result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances.  “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“Transactions” shall have the meaning set forth in Section 5.5 hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Under 52 Week Supply Inventory” shall mean, as of any date of determination with respect to each specific title or product offered by Borrowers, all Inventory of such specific title or product to the extent the aggregate amount of such specific Inventory does not exceed twice the amount of such specific Inventory sold by Borrowers in the prior six (6) calendar months; provided, however, that any Inventory consisting of a specific title or product for which at least six (6) calendar month historical sales are not available due to such Inventory being newly carried by Borrowers shall also constitute Under 52 Week Supply Inventory until Borrowers have carried such Inventory for at least six (6) calendar months.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the aggregate outstanding amount of Advances, plus (ii) fees and expenses for which Borrowers are liable under this Agreement or any Other Agreement but which have not been paid or charged to Borrowers’ Account.

“Unfinanced Capital Expenditures” shall mean all Capital Expenditures of Borrower other than those made utilizing financing provided by the applicable seller or third party lenders.  For the avoidance of doubt, Capital Expenditures made by a Borrower utilizing Revolving Advances shall be deemed Unfinanced Capital Expenditures.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Value” shall mean, as determined by Agent in its reasonable discretion, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value; provided that for the purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sales thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of Inventory received and accepted by Agent prior to the Closing Date, if any.

“Week” shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

“WGA” shall mean the Writers Guild of America, West, Inc.

1.3           Uniform Commercial Code Terms.  All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein.  Without limiting the foregoing, the terms “accounts”, “chattel paper”, “commercial tort claims”, “instruments”, “general intangibles”, “goods”, “payment intangibles”, “proceeds”, “supporting obligations”, “securities”, “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment” and “fixtures”, as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code.  To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4           Certain Matters of Construction.  The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided, all references to any instruments or agreements to which Agent or any Lender is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.  All references herein to the time of day shall mean the time in Los Angeles, California.  Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis.  Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”.  A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders.  Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II             ADVANCES, PAYMENTS.

2.1           Revolving Advances.

(a)           Amount of Revolving Advances.  Subject to the terms and conditions set forth in this Agreement including Sections 2.1(b) and (c) hereof, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)            an amount (the “Receivables Formula Amount”) equal to 85%, subject to the provisions of Section 2.1(c) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii)           an amount (the “Inventory Formula Amount”) equal to the lesser of (A) 60%, subject to the provisions of Section 2.1(c) hereof, of the Value of the Eligible Inventory of Borrowers consisting of Under 52 Week Supply Inventory (the “Under 52 Inventory Advance Rate”) or (B) 85%, subject to the provisions of Section 2.1(c) hereof, of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory of Borrowers (the “NOLV Inventory Advance Rate,” the lesser of the Under 52 Inventory Advance Rate and the NOLV Inventory Advance Rate being referred to herein as the applicable “Inventory Advance Rate”); provided that, notwithstanding the foregoing, the Inventory Advance Rate applicable to any Eligible Inventory of IMHE shall be 50.00% until Agent satisfactorily completes the Collateral examinations set forth in Section 8.3 hereof; provided, further, that, notwithstanding the foregoing, for purposes of calculating the Formula Amount, the Inventory Formula Amount, as determined at any time, shall be capped at an amount equal to 25% of the sum of the Inventory Formula Amount (determined without taking into account this proviso) and the Receivables Formula Amount, plus

(iii)          the Maximum Sponsor SBLC Amount, if any, minus

(iv)          the Availability Block, minus

(v)           the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(vi)          such reserves as Agent may reasonably deem proper and necessary from time to time, including, without limitation, reserves for past due amounts of royalties booked in Borrowers’ accounts payable aging which exceed the Maximum Guarantied Amount then in effect (as defined in the Sponsor Guaranty) (provided that such reserves with respect to such past due royalties shall only be equal to the amount such past due royalties exceed the Maximum Guarantied Amount then in effect and not the entire amount of such past due royalties).

The amount derived from (x) the sum of Sections 2.1(a)(i), (ii) and (iii) (provided that for purposes of this clause (x), (1) the sum of the Receivables Formula Amount and the Inventory Formula Amount attributable to Receivables and Inventory of IMHE shall be capped at an aggregate amount of $4,000,000 and (2) the Maximum Sponsor SBLC Amount at any time shall be capped at $3,000,000) minus (y) the sum of Sections 2.1(a)(iv) through (vi) at any time and from time to time shall be referred to as the “Formula Amount.”

Notwithstanding anything herein to the contrary:

(I) during any Clean-Down Period, Borrowers shall reduce and maintain the aggregate amount of Advances outstanding to less than $5,000,000 for such Clean-Down Period in accordance with Section 2.21(b) hereof and Borrowers shall not request Advances during such thirty (30) day period which would result in the aggregate amount of Advances outstanding to exceed $5,000,000 after giving effect to any such Advance request; and

(II) the aggregate amount of Advances made to Borrowers hereunder for costs associated with P&A shall not (1) include any P&A associated with the production, release or distribution of future feature film projects by Borrowers and (2) exceed $400,000 for any such individual title as to which any Borrower owns or controls entertainment distribution rights and $6,000,000 in the aggregate for all such titles as to which any Borrower owns or controls entertainment distribution rights in any year as such costs are reported by Borrowers pursuant to Section 9.2 hereof.

The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b)           [Reserved]

(c)           Discretionary Rights.  The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion.  Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent.  Agent shall give Borrowing Agent five (5) days prior written notice of its intention to decrease the Advance Rates.  The rights of Agent under this subsection are subject to the provisions of Section 16.2(b) hereof.

2.2           Procedure for Revolving Advances Borrowing.

(a)           Borrowing Agent on behalf of any Borrower may notify Agent prior to 10:00 a.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

(b)           Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. on the day which is three (3) Business Days prior to the date such Eurodollar Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in an aggregate principal amount that is not less than $1,000,000 and integral multiples of $250,000 in excess thereof, and (iii) the duration of the first Interest Period therefor.  Interest Periods for Eurodollar Rate Loans shall be for one, two, or three months; provided, that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.  No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default.  After giving effect to each requested Eurodollar Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(d) hereof, there shall not be outstanding more than three (3) Eurodollar Rate Loans, in the aggregate.

(c)           Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) hereof or by its notice of conversion given to Agent pursuant to Section 2.2(d) hereof, as the case may be.  Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 10:00 a.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereof.

(d)           Provided that no Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. (i) on the day which is three (3) Business Days’ prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Eurodollar Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.

(e)           At its option and upon written notice given prior to 10:00 a.m. at least three (3) Business Days’ prior to the date of such prepayment, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment.  Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment.  In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

(f)           Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(g)           Notwithstanding any other provision hereof, if any Applicable Law or any change therein or in the interpretation or application thereof (notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in Applicable Law, regardless of the date enacted, adopted or issued), shall make it unlawful for any Lender (for purposes of this subsection (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type.  If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3           Disbursement of Advance Proceeds.  All Revolving Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books.  During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.  The proceeds of each Revolving Advance requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4           [Reserved].

2.5           Maximum Advances.  The aggregate balance of Advances, including the Revolving Advances and the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit, outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount, (b) the Formula Amount or (c) at any time during the Clean-Down Period designated in accordance with Section 2.21(b) hereof, $5,000,000.

2.6           Repayment of Advances.

(a)           The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

(b)           Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received.  In consideration of Agent’s agreement to conditionally credit Borrowers’ Account as of the next Business Day following Agent’s receipt of those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent’s account.  Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned to Agent unpaid.

(c)           All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 10:00 a.m. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent.  Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d)           Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7           Repayment of Excess Advances.  The aggregate balance of Advances, including the Revolving Advances and the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit, outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.8           Statement of Account.  Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, that the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender.  Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers during such month.  The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent.  The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9           Letters of Credit.  Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of standby and/or trade letters of credit (“Letters of Credit”) for the account of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount, (y) the Formula Amount or (z) at any time during the Clean-Down Period designated in accordance with Section 2.21(b) hereof, $5,000,000.  The aggregate Maximum Undrawn Amount of outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit.  All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall initially bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

2.10         Issuance of Letters of Credit.

(a)           Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, prior to 10:00 a.m. at least five (5) Business Days’ prior to the proposed date of issuance, Agent’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request.  Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

(b)           Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twenty-four (24) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term.  Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as  most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (ISP98 International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”)), and any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Agent, and each trade Letter of Credit shall be subject to the UCP.

(c)           Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.11           Requirements For Issuance of Letters of Credit.

(a)           Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit.  If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit related thereto and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(b)           In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred, (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances, (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Agent or Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Agent’s, or in the name of Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof.  Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s or its attorney’s gross negligence or willful misconduct.  This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.12         Disbursements, Reimbursement.

(a)           Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Commitment Percentage of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(b)           In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Agent will promptly notify Borrowing Agent.  Provided that Borrowing Agent shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse Agent shall sometimes be referred to as a “Reimbursement Obligation”) Agent prior to 10:00 a.m. on each date that an amount is paid by Agent under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Agent.  In the event Borrowers fail to reimburse Agent for the full amount of any drawing under any Letter of Credit by 10:00 a.m. on the Drawing Date, Agent will promptly notify each Lender thereof, and Borrowers shall be deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the lesser of Maximum Revolving Advance Amount or the Formula Amount and subject to Section 8.2 hereof.  Any notice given by Agent pursuant to this Section 2.12(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)           Each Lender shall upon any notice pursuant to Section 2.12(b) hereof make available to Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.12(d) hereof) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount.  If any Lender so notified fails to make available to Agent the amount of such Lender’s Commitment Percentage of such amount by no later than 12:00 Noon on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as Domestic Rate Loans on and after the fourth day following the Drawing Date.  Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.12(c); provided that such Lender shall not be obligated to pay interest as provided in Sections 2.12(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent of a drawing.

(d)           With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.12(b) hereof, because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan.  Each Lender’s payment to Agent pursuant to Section 2.12(c) hereof shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment under this Section 2.12.

(e)           Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events:  (x) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled and (z) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.13         Repayment of Participation Advances.

(a)           Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender’s Commitment Percentage of such funds, except Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.

(b)           If Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Agent pursuant to Section 2.13(a) hereof in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Agent, forthwith return to Agent the amount of its Commitment Percentage of any amounts so returned by Agent plus interest at the Federal Funds Effective Rate.

2.14         Documentation.  Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Agent’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Agent’s written regulations and customary practices relating to letters of credit, though Agent’s interpretations may be different from such Borrower’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.15         Determination to Honor Drawing Request.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.16         Nature of Participation and Reimbursement Obligations.  Each Lender’s obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.16 under all circumstances, including the following circumstances:

(i)            any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, any Borrower or any other Person for any reason whatsoever;

(ii)           the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.12 hereof;

(iii)          any lack of validity or enforceability of any Letter of Credit;

(iv)          any claim of breach of warranty that might be made by Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v)           the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if Agent or any of Agent’s Affiliates has been notified thereof;

(vi)          payment by Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)         the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)        any failure by the Agent or any of Agent’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless the Agent has received written notice from Borrowing Agent of such failure within three (3) Business Days after the Agent shall have furnished Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)          any Material Adverse Effect on any Borrower or any Guarantor;

(x)           any breach of this Agreement or any Other Document by any party thereto;

(xi)          the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii)         the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii)        the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.17         Indemnity.  In addition to amounts payable as provided in Section 16.5 hereof, each Borrower hereby agrees to protect, indemnify, pay and save harmless Agent and any of Agent’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any of Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the Agent or any of Agent’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called “Governmental Acts”).

2.18         Liability for Acts and Omissions.  As between Borrowers and Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the respective foregoing, Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Agent’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Agent from liability for Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall Agent or Agent’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by Agent or  such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Agent under any resulting liability to any Borrower or any Lender.

2.19         Additional Payments.  Any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document, including any Borrower’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

2.20         Manner of Borrowing and Payment.

(a)           Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

(b)           Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders.  Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M. in Dollars and in immediately available funds.

(c)           (i)            Notwithstanding anything to the contrary contained in Sections 2.20(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent.  On or before 1:00 P.M. on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

(ii)           Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Revolving Advances which it has funded.

(iii)          Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Revolving Advances made during the Week immediately preceding such Settlement Date.  Such certificate of Agent shall be conclusive in the absence of manifest error.

(d)           If any Lender or Participant (a “benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e)           Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Revolving Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount.  Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender.  If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent.  A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error.  If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrowers’ rights (if any) against such Lender.

2.21         Mandatory Prepayments.

(a)           Subject to Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent.  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.  Such repayments shall be applied to the remaining Advances in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

(b)           Once annually during each Clean-Down Period, Borrowers shall reduce and maintain the aggregate amount of Advances outstanding to less than $5,000,000 during such Clean-Down Period and Borrowers shall not request Advances during such Clean-Down Period which would result in the aggregate amount of Advances outstanding (including Revolving Advances and the aggregate Maximum Undrawn Amount of Letters of Credit) to exceed $5,000,000 after giving effect to any such Advance request.  The commencement date for each Clean-Down Period will be determined by Borrowers, in their discretion; provided that each Clean-Down Period must commence no later than April 1st of each year.  If, on any date during a Clean-Down Period and for any reason, the aggregate amount of Advances exceeds $5,000,000, Borrowers will promptly (and in any event within three (3) Business Days thereof) repay (or otherwise reduce, such as by effecting the termination of, or delivery of cash collateral in respect of, an outstanding Letter of Credit) the aggregate amount of Advances outstanding in an amount equal not less than 100% of such excess.

2.22         Use of Proceeds.

(a)           Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness owed to Wells Fargo Capital Finance, LLC, (ii) pay fees and expenses relating to this transaction, and (iii) provide for its working capital needs and reimburse drawings under Letters of Credit.

(b)           Without limiting the generality of Section 2.22(a) above, neither the Borrowers nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

2.23         Defaulting Lender.

(a)           Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.23 while such Lender Default remains in effect.

(b)           Advances shall be incurred pro rata from Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default.  Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(c)           A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents.  All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

(d)           Other than as expressly set forth in this Section 2.23, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged.  Nothing in this Section 2.23 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)           In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III           INTEREST AND FEES.

3.1           Interest.  Interest on Revolving Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period.  Interest charges shall be computed on the actual principal amount of Revolving Advances outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate.  Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.  The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Obligations shall bear interest at the Revolving Interest Rate plus two (2%) percent per annum (the “Default Rate”).

3.2           Letter of Credit Fees.

(a)           Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by three and twenty-five one-hundredths of one percent (3.25%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term, and (y) to the Issuer, a fronting fee of one-quarter of one percent (0.25%) per annum, together with any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”).  All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction.  All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2%) per annum.

(b)           Upon the occurrence and during the continuance of an Event of Default, on demand, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time.  Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral.  No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations, (y) expiration of all Letters of Credit and (z) termination of this Agreement.

3.3           Closing Fee and Facility Fee.

(a)           Closing Fee.  Upon the execution of this Agreement, Borrowers shall pay to Agent for the ratable benefit of Lenders a closing fee of seventy-five one-hundredths of one percent (0.75%) of the Maximum Revolving Advance Amount ($131,250).

(b)           Facility Fee.  If, for any month during the Term, the average daily unpaid balance of the sum of Revolving Advances and aggregate Maximum Undrawn Amount of any outstanding Letters of Credit for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to thirty-eight one-hundredths of one percent (0.38%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance.  Such fee shall be payable to Agent in arrears on the first day of each month with respect to the previous month.

(c)           Commitment Fee.  Upon the execution of this Agreement, Borrowers shall pay to Agent for the ratable benefit of Lenders a commitment fee of $75,000 less that portion of the commitment fee of $50,000 heretofore paid by Borrowers to Agent remaining after application of such fee to out-of-pocket expenses reimbursable pursuant to this Agreement.

3.4           Collateral Evaluation Fee, Collateral Monitoring Fee and Fee Letter.

(a)           Collateral Evaluation Fee.  Borrowers shall pay Agent a collateral evaluation fee equal to $2,000 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term.  The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(b)           Collateral Monitoring Fee.  Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent’s benefit - a collateral monitoring fee in an amount equal to Agent’s then applicable rate (which rate as of the Closing Date is $850 per day) for each person employed to perform such monitoring, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis.

3.5           Computation of Interest and Fees.  Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate during such extension.

3.6           Maximum Charges.  In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7           Increased Costs.  In the event that any Applicable Law, or any change therein or in the interpretation or application thereof (notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in Applicable Law, regardless of the date enacted, adopted or issued), or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)           subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

(b)           impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)           impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be; provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate in the form of increases in the Reserve Percentage.  Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

3.8           Basis For Determining Interest Rate Inadequate or Unfair.  In the event that Agent or any Lender shall have determined that:

(a)           reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or

(b)           Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination.  If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans.  Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.9           Capital Adequacy.

(a)           In the event that Agent or any Lender shall have determined that any change in any Applicable Law or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction.  In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law or condition.

(b)           A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10         Gross Up for Taxes.  If any Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents to Agent, or any Lender, assignee of any Lender, or Participant (each, individually, a “Payee” and collectively, the “Payees”), (a) the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the “Gross-Up Payment”), (b) such Borrower shall make such withholding or deductions, and (c) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.  Notwithstanding the foregoing, no Borrower shall be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.11 hereof.

3.11           Withholding Tax Exemption.

(a)           Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Payee) agrees that it will deliver to Borrowing Agent and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (“Regulations”)) certifying its status (i.e., U.S. or foreign Person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code.  The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign Person.

(b)           Each Payee required to deliver to Borrowing Agent and Agent a valid Withholding Certificate pursuant to Section 3.11(a) hereof shall deliver such valid Withholding Certificate as follows:  (A) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by any Borrower hereunder for the account of such Payee; (B) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Payee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent).  Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrowing Agent and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowing Agent or Agent.

(c)           Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.11(b) hereof, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations.  Further, Agent is indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Code.

IV           COLLATERAL:  GENERAL TERMS

4.1           Security Interest in the Collateral.  To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its right, title and interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest.  Each Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, such Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

4.2           Perfection of Security Interest.  Each Borrower shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law.  By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein).  All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.  If Agent is viewed, for purposes of Sections 8-106, 9-104 or 9-106 of the Uniform Commercial Code to be acting hereunder with respect to any deposit account, securities account or commodity account in a capacity other than depositary bank, securities intermediary or commodity intermediary, then, by its signature to this Agreement as Agent, PNC Bank, National Association hereby agrees to follow instructions and entitlement orders from the Agent as to the disposition of funds in the deposit account, as to security entitlements and as to the application of any value distributed on account of a commodity contract, as the case may be, in each case without further consent of either Borrower.

4.3           Disposition of Collateral.  Each Borrower will safeguard and protect all Collateral for Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business, (b) the disposition of obsolete or excess Inventory in the Ordinary Course of Business but only to the extent the proceeds of such disposition are remitted to Agent to be applied pursuant to Section 2.21(a) hereof and (c) the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any fiscal year having an aggregate fair market value of not more than $100,000 in any fiscal year but only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent’s first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.21(a) hereof.

4.4           Preservation of Collateral.  Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower’s owned or leased property.  Each Borrower shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct.  All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.5           Ownership of Collateral.

(a)           With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest:  (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (iv) each Borrower’s Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof.

(b)           (i) There is no location at which any Borrower has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Borrower is stored; (iii) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Borrower and (B) the chief executive office of each Borrower; and (iv) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Borrower, together with the names and addresses of any landlords.

4.6           Defense of Agent’s and Lenders’ Interests.  Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect.  During such period no Borrower shall, without Agent’s prior written consent, pledge, sell (except Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral.  Each Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever.  At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including:  labels, stationery, documents, instruments and advertising materials.  If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent.  In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law.  Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Agent’s trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7           Books and Records.  Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

4.8           Financial Disclosure.  Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower’s financial status and business operations.  Each Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; provided, however, that Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

4.9           Compliance with Laws.  Each Borrower shall comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Borrower’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect.  The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.10         Inspection of Premises.  Subject to the requirements of Section 8.3 hereof, at all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business.  Agent, any Lender and their agents may enter upon any premises of any Borrower at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business.  Agent shall be able to perform such examinations as are required by the Lenders’ risk rating then in effect for Borrowers; provided that, without limitation to the foregoing, Agent shall be able to perform at least one (1) such examination per calendar year.

4.11         Insurance.  The assets and properties of each Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of such Borrower so that such insurance shall remain in full force and effect.  Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At each Borrower’s own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood (if applicable), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least ten (10) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent.  In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly.  If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above.  All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine.  Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by Borrowers to Agent, on demand.

4.12         Failure to Pay Insurance.  If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, and charge Borrowers’ Account therefor as a Revolving Advance maintained as a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

4.13         Payment of Taxes.  Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes.  If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may, without notice to Borrowers, pay the taxes, assessments or other Charges, and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof.  Agent will not pay any taxes, assessments or Charges to the extent that any applicable Borrower has Properly Contested those taxes, assessments or Charges.  The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence reasonably satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

4.14         Payment of Leasehold Obligations.  Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request will provide evidence of having done so.

4.15         Receivables.

(a)           Nature of Receivables.  Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created.  Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

(b)           Solvency of Customers.  Each Customer, to the best of each Borrower’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)           Location of Borrowers.  Each Borrower’s chief executive office is located at 20525 Nordhoff Street, Suite 200, Chatsworth, CA  91311.  Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)           Collection of Receivables.  Until any Borrower’s authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default), each Borrower will, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations.  Each Borrower shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)           Notification of Assignment of Receivables.  At any time following the occurrence of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both.  Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f)            Power of Agent to Act on Borrowers’ Behalf.  Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower’s name on all documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file the same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement; provided, however, that Agent shall only exercise the rights described in clauses (vi) through (ix), inclusive, upon the occurrence and during the continuance of an Event of Default.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.  Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

(g)           No Liability.  Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.  Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.  Agent is authorized and empowered to accept following the occurrence and during the continuance of of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower’s liability hereunder.

(h)           Establishment of a Lockbox Account, Dominion Account.  All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at the Agent for the deposit of such proceeds.  Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing such Blocked Account Bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent.  All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited.  Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder.  All deposit accounts and investment accounts of each Borrower and its Subsidiaries are set forth on Schedule 4.15(h).  Borrowers shall direct each account debtor to make remittances to Borrowers into a Blocked Account.  Such remittances from account debtors collected by Agent shall be credited to such deposit account specified by Borrowing Agent one (1) Business Day following Agent’s receipt of such remittances.  For the purpose of computing any applicable fees and expenses, all remittances shall be deemed applied by Agent one (1) Business Day following (x) the Business Day following Agent’s receipt of such remittances via wire transfer or electronic depository check, or (y) in the case of payments received by Agent in any other form, the Business Day such remittance constitutes good funds.

(i)            Adjustments.  No Borrower will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower or, so long as an Event of Default has occurred and is continuing, as otherwise could reasonably be expected to have a Material Adverse Effect.

4.16         Inventory.  To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17         Maintenance of Equipment.  The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved.  No Borrower shall use or operate the Equipment in violation, in any material respect, of any Applicable Law.  Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

4.18         Exculpation of Liability.  Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof unless resulting from Agent’s or any Lender’s willful misconduct.  Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.19         Environmental Matters.

(a)           Borrowers shall ensure that the Real Property and all operations and businesses conducted thereon remain in compliance with all Environmental Laws in all material respects and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by Applicable Law or appropriate governmental authorities.

(b)           Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c)           Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws.

(d)           Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled.  Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) at the Real Property that any Borrower is required to file under any Environmental Laws.  Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Real Property and the Collateral.

(e)           Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien.  If any Borrower shall fail to respond promptly to any Hazardous Discharge or any demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) or any Borrower shall fail to comply in any material respect with any of the requirements of any applicable Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral:  (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint.  All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

(f)            Borrowers shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender.  Borrowers’ obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.  Borrowers’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

4.20         Financing Statements.  Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V             REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1           Authority.  Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder.  This Agreement and the Other Documents have been duly executed and delivered by each Borrower, and this Agreement and the Other Documents constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.  The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower’s corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or limited liability company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, operating agreement, articles of organization or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, operating agreement or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.

5.2           Formation and Qualification.

(a)           Each Borrower is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower.  Each Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws or articles of organization and operating agreement, as applicable, and will promptly notify Agent of any amendment or changes thereto.

(b)           The only Subsidiaries of each Borrower are listed on Schedule 5.2(b).

5.3           Survival of Representations and Warranties.  All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4           Tax Returns.  Each Borrower’s federal tax identification number is set forth on Schedule 5.4.  Each Borrower has filed all federal, state and local income tax returns and all other federal, state and local tax returns and other reports each is required by law to file except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect and has paid, prior to their becoming delinquent or subject to penalties, all taxes, assessments, fees and other governmental charges that are due and payable.  Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending March 31, 2010.  The provision for taxes on the books of each Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5           Financial Statements.

(a)           The pro forma balance sheet of Borrowers on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the “Transactions”) and was prepared by the Chief Financial Officer of Image based on the best information available to him.  The Pro Forma Balance Sheet has been certified by the Chief Financial Officer of Image as fairly presenting the financial condition of Borrowers, on a pro forma basis, as of the Closing Date.

(b)           The twelve-month cash flow projections of Borrowers on a Consolidated Basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Chief Financial Officer of Image, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.  The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.

(c)           The Consolidated balance sheets of Borrowers, and such other Persons described therein as of March 31, 2010, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Borrowers at such date and the results of their operations for such period).  Since March 31, 2010 there has been no change in the condition, financial or otherwise, of Borrowers as shown on the Consolidated balance sheet as of such date except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6           Entity Names.  No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation or company of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7           O.S.H.A. and Environmental Compliance.

(a)           Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the applicable provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other applicable Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)           Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c)           (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any premises owned or leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on any premises owned or leased by any Borrower; (iii) to the best of Borrowers’ knowledge, no premises owned or leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on any premises owned or leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

5.8           Solvency; No Litigation, Violation, Indebtedness or Default.

(a)           Each Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b)           Except as disclosed in Schedule 5.8(b), no Borrower has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) any liabilities or indebtedness for borrowed money other than the Obligations.

(c)           No Borrower is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal.

(d)           No Borrower or member of the Controlled Group maintains or contributes, or has any obligation to contribute to, or liability under, any Pension Benefit Plan, any Multiemployer Plan or any Multiple Employer Plan other than (x) on the Closing Date, those listed on Schedule 5.8(d) hereto and (y) thereafter, as permitted under this Agreement.  Further, (i) each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under the Pension Funding Rules in respect of each Pension Benefit Plan and no waiver of the Pension Funding Rules has been applied for or obtained; (ii) each Pension Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) no Borrower or member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Pension Benefit Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Benefit Plan; (v) the present value of the aggregate benefit liabilities under each Pension Benefit Plan sponsored, maintained or contributed to by any Borrower or any member of the Controlled Group (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Benefit Plan), did not exceed the aggregate current fair market value of the assets of such Pension Benefit Plan and no Borrower or member of the Controlled Group knows of any facts or circumstances which would materially change the value of such benefit liabilities or assets; (vi) no Termination Event has occurred and no Borrower or member of the Controlled Group has taken any action which would constitute or result in a Termination Event; (vii) each Borrower and each member of the Controlled Group have made all contributions due and payable with respect to each Plan; (viii) no Borrower or member of the Controlled Group maintains or contributes to, or has any obligation to contribute to, any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (ix) no Borrower or member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; (x) no Borrower or any member of the Controlled Group has received notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; and (xi) there has been no determination that any Pension Benefit Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA).

5.9           Intellectual Property.

(a)           Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted, including, without limitation, (i) the right to distribute and/or sell each item of Copyrighted Material constituting Copyright Inventory that is reported to Agent in any Borrowing Base Certificate delivered pursuant to Section 9.2 hereof as constituting Eligible Inventory, and (ii) the right to receive, accept and assign each Copyright Receivable generated from the sale or distribution of Copyrighted Material that is reported to Agent in any Borrowing Base Certificate delivered pursuant to Section 9.2 hereof as constituting an Eligible Receivable.

(b)           As of the Closing Date, Borrowers do not have any Section 5.9 IP registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in the Questionnaire and has not granted any licenses with respect thereto other than as set fort in the Questionnaire.  No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights.  To the best of any Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any Section 5.9 IP owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower contesting its right to sell or use any such Section 5.9 IP.  The Questionnaire sets forth all of the agreements or other arrangements of each Borrower pursuant to which such Borrower has a license or other right to use any Section 5.9 IP owned by another Person as in effect on the Closing Date.

(c)           To the best of Borrowers’ knowledge, as of the Closing Date, Borrowers do not have any Copyright Property registered in the United States Copyright Office or in any other country other than those described in the Questionnaire.  Except as otherwise disclosed on Schedule 5.8(b), to the best of any Borrower’s knowledge, no Copyright Inventory presently contemplated to be sold by or employed by any Borrower infringes any Copyright Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower contesting its right to sell or use any such Copyright Property.  The Questionnaire sets forth all of the material License Agreements of each Borrower pursuant to which such Borrower has a license or other right to use any Copyright Property owned by another Person as in effect on the Closing Date.

5.10         Licenses and Permits.  Except as set forth in Schedule 5.10, each Borrower is in compliance with, and has procured and is now in possession of, all material licenses or permits required by any Applicable Law for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

5.11         Default of Indebtedness.  No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12         No Default.  No Borrower is in default in the payment or performance of any of its contractual obligations not described in Section 5.11, except where such default could not reasonably be expected to have a Material Adverse Effect, and no Default has occurred and is continuing.

5.13         No Burdensome Restrictions.  No Borrower is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect.  Schedule 5.13 hereto sets forth all Material Contracts to which any Borrower is a party or is bound as of the Closing Date.  Borrowers have delivered true, correct and complete copies of such Material Contracts to Agent on or before the Closing Date.  Borrowers are not in breach or default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.14         No Labor Disputes.  No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15         Margin Regulations.  No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16         Investment Company Act.  No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17         Disclosure.  No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to any Borrower or which reasonably should be known to such Borrower which such Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

5.18         [Reserved].

5.19         Swaps.  No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.20         Conflicting Agreements.  No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21         Application of Certain Laws and Regulations.  Neither any Borrower nor any Subsidiary of any Borrower is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.22         Business of Borrowers.  Borrowers do not engage in any business other than licensing and distributing entertainment programming in North America and activities necessary or reasonably incidental to the foregoing.

5.23         Section 20 Subsidiaries.  Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

5.24         Anti-Terrorism Laws.

(a)           General.  Neither any Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction  that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Executive Order No. 13224.  Neither any Borrower nor any Affiliate of any Borrower or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)           a Person owned or  controlled  by, or acting for or on behalf  of,  any  Person  that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)          a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)          a Person or entity who is affiliated or associated with a Person or entity listed above.

Neither any Borrower nor to the knowledge of any Borrower, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property  blocked pursuant to the Executive Order No. 13224.

5.25         Trading with the Enemy.  No Borrower has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

5.26         Federal Securities Laws.  Neither any Borrower nor any of its Subsidiaries (a) is required to file periodic reports under the Exchange Act, (b) has any securities registered under the Exchange Act or (c) has filed a registration statement that has not yet become effective under the Securities Act.

5.27         Security Interests of SAG and WGA.  With respect to any security interest of SAG or WGA in personal property of Borrowers in connection with the motion picture titled “Sisters,” Borrowers are not required to remit any payments on accounts generated from the sale of such motion picture to SAG or WGA, and Borrowers are entitled to such payments.  Agent would not be violating any rights of SAG or WGA in collecting any payments on such accounts (it being understood and agreed though that such accounts will not be deemed Eligible Receivables hereunder for so long as SAG or WGA hold any security interest therein).

VI           AFFIRMATIVE COVENANTS.

Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1           Payment of Fees.  Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h) hereof.  Agent may, without making demand, charge Borrowers’ Account for all such fees and expenses.

6.2           Conduct of Business and Maintenance of Existence and Assets.  (a) Conduct continuously and operate actively its business according to good business practices and maintain its properties necessary or reasonably useful in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property used in or reasonably useful to the business of Borrowers, and take all actions necessary to enforce and protect the validity of any rights in Intellectual Property or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the Applicable Laws governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the Applicable Laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3           Violations.  Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

6.4           Government Receivables.  Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.5           Financial Covenants.

(a)           Senior Fixed Charge Coverage Ratio.  Cause to be maintained as of the end of each fiscal quarter of Image, commencing with the fiscal quarter ending June 30, 2011 through and including the fiscal quarter ending December 31, 2011, a Senior Fixed Charge Coverage Ratio of not less than 1.20 to 1.00.

(b)           Fixed Charge Coverage Ratio.  Cause to be maintained as of the end of each fiscal quarter of Image, commencing with the fiscal quarter ending March 31, 2012, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

6.6           Execution of Supplemental Instruments.  Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.7           Payment of Indebtedness.  Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

6.8           Standards of Financial Statements.  Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 hereof as to which GAAP is applicable to fairly present such financial condition in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.9           Federal Securities Laws.  Promptly notify Agent in writing if any Borrower or any of its Subsidiaries (i) is required to file periodic reports under the Exchange Act (it being understood by Agent that, as of the Closing Date, Image is required to file periodic reports under the Exchange Act), (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.

6.10           Copyrights.  As soon as available, but not later than thirty (30) days after the Closing Date, Borrowers shall deliver to Agent a report (the “Initial Copyright Report”) identifying all Copyrighted Material included in Copyright Inventory as of the Closing Date, which report shall include the following information for each item of Copyrighted Material:  (a) title; (b) licensor; (c) term start date; (d) term end date; (e) V number, if any, issued to Borrower by the United States Copyright Office (or if not yet issued, the date the application therefor, if any, was filed by Borrower); and (f) PA number issued to the licensor by the United States Copyright Office, if any.  Each Compliance Certificate delivered pursuant to Section 9.8 shall include the above listed information for each item of Copyrighted Material acquired by Borrowers that was not previously disclosed in the Initial Copyright Report or in a previously delivered Compliance Certificate.  Borrowers shall file a transfer rights registration seeking a V number (typically in the form of a short form assignment) with the United States Copyright Office for each item of Copyrighted Material acquired by it after the Closing Date and shall exercise commercially reasonable efforts to do so for each item of Copyrighted Material included in the Initial Copyright Report for which no V number (or application therefor) is reported on the Initial Copyright Report.

6.11         License Agreements.

(a)           (i) Promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any; (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement; (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or consent to or permit to occur any of the foregoing; except, that, subject to Section 6.11(b) below, such Borrower may cancel, surrender or release any material License Agreement in the Ordinary Course of Business of such Borrower; provided that such Borrower shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement; (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower after the Closing Date, together with a true, correct and complete copy thereof and such other with respect thereto as Agent may request; (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower in the case of a notice to such Borrower and concurrently with the sending thereof in the case of a notice from such Borrower) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower in connection with any material License Agreement which relates to the right of such Borrower to continue to use the property subject to such License Agreement; and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

(b)           Either (i) exercise any option to renew or extend the term of each material License Agreement to which any Borrower is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or (ii) give Agent prior written notice that such Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration.  In the event of the failure of such Borrower to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower, as Agent shall determine at any time that an Event of Default or Default has occurred and is continuing.  If an Event of Default or Default has occurred and is continuing, Agent may, but shall not be required to, perform any or all of such obligations of such Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower thereunder.  Any sums so paid by Agent shall constitute part of the Obligations.

VII           NEGATIVE COVENANTS.

No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1           Merger, Consolidation, Acquisition and Sale of Assets.

(a)           Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it; provided that Image shall be permitted to purchase the 30% non-controlling Equity Interest in IMHE held by the Madacy Interest Holder by exercising its “Third Anniversary Call Option” or “Subsequent Call Option” set forth and as such terms are defined in Sections 11.1 or 11.2 of the IMHE Operating Agreement (the “IMHE Minority Interest Purchase”) so long as (x) Borrowers demonstrate to Agent, based on the most recent audited Consolidated financial statements delivered to Agent pursuant to Section 9.7 hereof or unaudited Consolidated financial statements delivered to Agent pursuant to Section 9.8 hereof, in each case with an accompanying Compliance Certificate, that the Fixed Charge Coverage Ratio for the four consecutive fiscal quarters ending on the last day of the fiscal period for which such financial statements were prepared is not less than 1.25:1.00; and (y) Borrowers have Undrawn Availability of at least $3,000,000 after giving effect to the consummation of such IMHE Minority Interest Purchase.

(b)           Sell, lease, transfer or otherwise dispose of any of its properties or assets, except:  (i) sales or other dispositions of Inventory in the Ordinary Course of Business; (ii) sales or other dispositions of Equipment (including worn-out or obsolete Equipment or Equipment no longer useful in the business of Borrowers) to the extent permitted by Section 4.3 hereof; and (iii) any other sales or dispositions expressly permitted by this Agreement.

7.2           Creation of Liens.  Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3           Guarantees.  Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount of $250,000 and (c) the endorsement of checks in the Ordinary Course of Business.

7.4           Investments.  Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; and (e) the investment by Image in IMHE existing as of the Closing Date and, to the extent permitted by Section 7.1(a) hereof, the IMHE Minority Interest Purchase.

7.5           Loans.  Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except with respect to:

(a)           the extension of commercial trade credit in connection with the sale or other disposition of Inventory in the Ordinary Course of Business;

(b)           loans to its employees in the Ordinary Course of Business not to exceed the aggregate amount of $500,000 at any time outstanding for:  (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower and (ii) reasonable and necessary relocation expenses for such employees (including home mortgage financing for relocated employees);

(c)            loans by a Borrower to another Borrower;

(d)           obligations of such account debtors to any Borrower arising from Receivables which are past due evidenced by a promissory note made by such account debtor payable to such Borrower; provided that promptly upon Agent’s request after receipt of the original of any such promissory note by such Borrower, such promissory note shall be endorsed to the order of Agent by such Borrower and promptly delivered to Agent as so endorsed; and

(e)           the loans and advances set forth on Schedule 7.5 hereto; provided that as to such loans and advances, Borrowers shall not, directly or indirectly, amend, modify, alter or change the terms of such loans or advances or any agreement, document or instrument related thereto in a manner unfavorable to Borrowers or to Agent and the Lenders and Borrowers shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or on its behalf, promptly after receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

7.6           Capital Expenditures.  Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of $500,000.

7.7           Dividends; Distributions.  Declare, pay or make any dividend or distribution on any shares of the Equity Interests of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of any options to purchase or acquire any such Equity Interests of any Borrower except that so long as: (a) a notice of termination with regard to this Agreement shall not be outstanding; (b) no Event of Default or Default shall have occurred and be continuing or would result from such purchase, redemption or dividend (including pursuant to Section 10.15 hereof); and (c) the purpose for such purchase, redemption or dividend shall be as set forth in writing to Agent at least ten (10) Business Days prior to such purchase, redemption or dividend and such purchase, redemption or dividend shall in fact be used for such purpose,then  (i) Image shall be permitted to:  (A) declare and pay dividends or redeem or purchase any Equity Interests for consideration solely in the format of shares of common stock of Image, (B) declare and pay dividends solely on a payment-in-kind (“PIK”) basis to holders of Image’s Series B Preferred Stock and Series C Preferred Stock; provided, however, that Image may declare and pay cash dividends pursuant to clauses (a) through (c) above on its Series B Preferred Stock and Series C Preferred Stock as set forth in the designations of rights, privileges and preferences for such Equity Interests filed with the Delaware Secretary of State and in effect on the Closing Date if and on the condition that:  (x) Borrowers have an EBITDA calculated for such most recently completed fiscal year of not less than $13,000,000, (y) Borrowers have a Net Operating Income for such most recently completed fiscal year of not less than $6,000,000, and (z) no Event of Default shall have occurred and be continuing or would occur after giving effect to the payment of such interest (each such condition and calculation listed in clauses (x) and (y) herein shall be confirmed and demonstrated, as applicable, in a certificate provided to Agent and duly executed by the President, Chief Financial Officer, Treasurer or Controller of the Borrowing Agent by which such officer shall certify to Agent the calculations thereof as of the date of such certificate and shall be based upon Borrowers’ most recent audited Consolidated financial statements delivered to Agent pursuant to Section 9.7 hereof or unaudited Consolidated financial statements delivered to Agent pursuant to Section 9.8 hereof, as the case may be), and (C) repurchase Equity Interests consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan; provided that as to any such repurchase, each of the following conditions must be satisfied:  (w) as of the date of the payment for such repurchase, no Event of Default shall have occurred and be continuing or would occur after giving effect to such repurchase, (x) such repurchase shall be paid with funds legally available therefor, (y) such repurchase shall not violate any Applicable Law or the terms of any indenture, agreement or undertaking to which Image is a party or by which Image or its property is bound, and (z) the aggregate amount of all payments for such repurchases in any fiscal year shall not exceed $150,000; and (ii) IMHE may declare and pay dividends and distributions to Image.

7.8           Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of:

(a)           Indebtedness to Lenders and Agent, including Indebtedness of any Borrower pursuant to a Lender-Provided Interest Rate Hedge;

(b)           Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof;

(c)           Purchase-money Indebtedness (including Capitalized Lease Obligations) arising after the Closing Date to the extent secured by purchase money security interests in Equipment (including Capitalized Lease Obligations) and purchase money mortgages on Real Property not to exceed $150,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(d)           Indebtedness of any Borrower to any other Borrower pursuant to loans provided by such other Borrower permitted under Section 7.5(c) hereof;

(e)           unsecured Indebtedness of any Borrower arising after the Closing Date to any third person; provided that Borrowers satisfy each of the following conditions as determined by Agent in its discretion:  (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive payment in full of all of the Obligations pursuant to the terms of an intercreditor agreement between such third party and Agent, in form and substance satisfactory to Agent; (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such unsecured Indebtedness; (iii) except as Agent may otherwise agree in writing, all of the proceeds of such loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for the application to the Obligations in such order and manner as Agent may determine; (iv) the aggregate principal amount of such unsecured Indebtedness incurred during the Term shall not exceed $150,000; (v) as of the date of incurring such unsecured Indebtedness and after giving effect thereto, there shall not exist any Event of Default; (vi) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such unsecured Indebtedness or any agreement, document, or instrument related thereto (except that Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereto, or forgive or cancel any portion of such unsecured Indebtedness (other than pursuant to the payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such unsecured Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose; and (vii) Borrowers shall furnish to Agent all notices or demands in connection with such unsecured Indebtedness either received by any Borrower or on its behalf promptly after receipt thereof, or sent by any Borrower or on its behalf concurrently with the sending thereof, as the case may be; or

(f)            the Indebtedness set forth on Schedule 7.8; provided that (i) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document, or instrument related thereto (except that Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereto, or forgive or cancel any portion of such Indebtedness (other than pursuant to the payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose; and (ii) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or on its behalf promptly after receipt thereof, or sent by any Borrower or on its behalf concurrently with the sending thereof, as the case may be.

7.9           Nature of Business.  Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10         Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions disclosed to the Agent, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; except Sponsor shall be entitled to a management fee of $300,000, payable in a single installment due on December 31, 2011, so long as after giving effect to such payments there shall not exist any Event of Default or Default.

7.11         [Reserved].

7.12         Subsidiaries.

(a)           Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Revolving Credit Notes, and under any other agreement between any Borrower and Lenders and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

(b)           Except for such joint ventures which exist on the Closing Date and are set forth on Schedule 7.12, enter into any partnership, joint venture or similar arrangement.

7.13         Fiscal Year and Accounting Changes.  Change Image’s fiscal year end from March 31, or make any significant change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required by law.

7.14         Pledge of Credit.  Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower’s business as conducted on the date of this Agreement.

7.15         Amendment of Borrowers’ Organizational Documents.  Amend, modify or waive any term or material provision of its applicable organizational documents, including any certificate of incorporation or by-laws or articles of organization or operating agreement (including, as to IMHE, the IMHE Operating Agreement).

7.16         Compliance with ERISA.  (a)(i) Maintain, or permit any member of the Controlled Group to maintain, or (ii) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute to, any Pension Benefit Plan, other than those Pension Benefit Plans disclosed on Schedule 5.8(d) or any other Plan for which Agent has provided its prior written consent; (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in section 406 of ERISA and Section 4975 of the Code which could reasonably be expected to result in material liability to any Borrower; (c) fail to satisfy, or permit any member of the Controlled Group to fail to satisfy, the minimum funding standards of the Pension Funding Rules; (d) terminate, or permit any member of the Controlled Group to terminate, any Pension Benefit Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 430(k) of the Code or Section 4068 of ERISA; (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan or Multiple Employer Plan not disclosed on Schedule 5.8(d); (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (g) fail promptly to notify Agent of the occurrence of any Termination Event; (h) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan which failure could reasonably be expected to result in material liability to any Borrower; or (i) postpone or delay, or allow any member of the Controlled Group to postpone or delay, any funding requirement under the Pension Funding Rules with respect of any Pension Benefit Plan.

7.17         Prepayment of Indebtedness.  At any time, directly or indirectly, prepay any Indebtedness (other than trade debt in the Ordinary Course of Business and other than to Agent and Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.  Notwithstanding the foregoing, Borrowers shall be permitted to pay cash interest on Indebtedness permitted by Section 7.8(e) hereof so long as prior to the payment of any interest on such Indebtedness:  (a) Borrowers have an EBITDA calculated for such most recently completed fiscal year of not less than $13,000,000, (b) Borrowers have a Net Operating Income for such most recently completed fiscal year of not less than $6,000,000, and (c) no Event of Default shall have occurred and be continuing or would occur after giving effect to the payment of such interest (each such condition and calculation listed in clauses (a) and (b) herein shall be provided to Agent in a certificate duly executed by the President, Chief Financial Officer, Treasurer or Controller of the Borrowing Agent by which such officer shall certify to Agent the calculations thereof as of the date of such certificate and shall be based upon Borrowers’ most recent audited Consolidated financial statements delivered to Agent pursuant to Section 9.7 hereof or unaudited Consolidated financial statements delivered to Agent pursuant to Section 9.8 hereof, as the case may be).

7.18         Anti-Terrorism Laws.  No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement, nor shall it permit any Affiliate or agent to:

(a)           Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

(b)           Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

(c)           Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law.  Borrower shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrower’s compliance with this Section.

7.19         Membership/Partnership Interests.  Elect to treat or permit any of its Subsidiaries to (x) treat its limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of Uniform Commercial Code or (y) certificate its limited liability company membership interests or partnership interests, as the case may be.

7.20         Trading with the Enemy Act.  Engage in any business or activity in violation of the Trading with the Enemy Act.

7.21         [Reserved].

7.22         Other Agreements.  Enter into any amendment, waiver or modification of the Sony Distribution and Licensing Agreement, the Sony Replication Services Agreement or the IMHE Management Agreement without the prior written consent of Agent.

VIII         CONDITIONS PRECEDENT.

8.1           Conditions to Initial Advances.  The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)           This Agreement.  Agent shall have received this Agreement, executed by each Borrower, each Lender and Agent, together with all completed Schedules to this Agreement, in form and substance satisfactory to Agent;

(b)           Revolving Credit Note.  Agent shall have received the Revolving Credit Note duly executed and delivered by an authorized officer of each Borrower;

(c)           Other Documents including Sponsor Guaranty.  Agent shall have received the executed Sponsor Guaranty and the remaining Other Documents, all in form and substance satisfactory to Agent;

(d)           Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required  or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(e)           Corporate and Company Proceedings of Borrowers.  Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the board of directors, manager or board of managers, as applicable, of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Revolving Credit Notes and each of the Other Documents and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(f)           Company Proceedings of Sponsor Guarantors.  Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the board of managers or equivalent thereof of each Sponsor Guarantor authorizing the execution, delivery and performance of the Sponsor Guaranty and each of the Other Documents to which it is a party in each case certified by the Secretary or an Assistant Secretary of the Sponsor GP on behalf of itself and as the general partner of each Sponsor Affiliated Fund as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(g)           Incumbency Certificates of Borrowers.  Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, the Revolving Credit Notes and each of the Other Documents, and all certificates or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(h)           Borrower Legal Opinion.  Agent shall have received the executed legal opinion of Perkins Coie, LLP, special counsel to Borrowers, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require;

(i)            Guarantor Legal Opinion.  Agent shall have received the executed legal opinion of Latham & Watkins, LLP, special counsel to the Sponsor GP and Sponsor Affiliated Funds, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by the Sponsor Guaranty as Agent may reasonably require;

(j)            Certificates.  Agent shall have received a copy of the articles or certificate of incorporation, formation or organization of each Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or formation together with copies of the by-laws, operating agreement or limited partnership agreement, as applicable, of each Borrower and each Guarantor and all agreements of each Borrower’s shareholders or members, as applicable, certified as accurate and complete by the Secretary of each Borrower and each Guarantor;

(k)           Good Standing Certificates.  Agent shall have received good standing certificates for each Borrower and each Gurantor dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower’s and each Guarantor’s jurisdiction of incorporation or formation and each jurisdiction where the conduct of each Borrower’s and each Guarantor’s business activities or the ownership of its properties necessitates qualification;

(l)            Capital Structure. The direct and indirect capital and ownership structure and the equity-holding and intercompany loan arrangements of Borrowers (and all agreements relating thereto) as well as all subordination arrangements, including, without limitation, with Sony Pictures Home Entertainment Inc. and its Affiliates, Madacy Entertainment LP and its Affiliates and Sponsor and the Sponsor Affiliated Funds, will in each case be satisfactory to Agent, in its reasonable discretion;

(m)          No Litigation.  (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(n)           Financial Condition Certificates.  Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(n).

(o)           Collateral Examination.  Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles and Equipment of each Borrower and all books and records in connection therewith;

(p)           Fees.  Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;

(q)           Pro Forma Financial Statements.  Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

(r)            Insurance.  Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers’ casualty insurance policies, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers’ liability insurance policies, together with endorsements naming Agent as a co-insured;

(s)           Repayment of Existing Facility.  Agent shall have received evidence, such as in the form of a pay-off letter acceptable to Agent in its reasonable discretion that (i) all commitments under the credit facility provided by Wells Fargo Capital Finance, LLC in place prior to the Closing Date have been terminated not later than the Closing Date, and all outstanding amounts thereunder have been paid in full or will be paid in full with proceeds of the initial Advances hereunder, and (ii) all Liens securing obligations under the credit facility provided by Wells Fargo Capital Finance, LLC have been reconveyed, released and terminated not later than the Closing Date or will be reconveyed, released and terminated upon the repayment of such facility with proceeds of the initial Advances hereunder;

(t)            Payment Instructions.  Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(u)           Blocked Accounts.  Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral (including a transition agreement entered into with Wells Fargo Capital Finance, LLC and Wells Fargo Bank, National Association with respect to the post-closing handling of dispositions of receipts at Borrowers’ existing lockbox accounts);

(v)           Consents.  Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(w)          No Adverse Material Change.  (i) since March 31, 2010, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(x)           Three Party Agreements.  Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers at which Inventory and books and records are located, including, without limitation, the Chatsworth Landlord Agreement and the Sony Bailee Agreements;

(y)           Contract Review.  Agent shall have reviewed all material contracts of Borrowers including agreements with Sony Pictures Home Entertainment Inc. and Sony DADC US Inc., the IMHE Management Agreement, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(z)           Closing Certificate.  Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(aa)         Borrowing Base.  Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

(bb)        Undrawn Availability.  After giving effect to the initial Advances hereunder and deducting all (i) fees and expenses payable to Agent and Lenders on or prior to the Closing Date, and (ii) trade payables owed by Borrowers which are 60 days or more past the due date of such trade payable (notwithstanding the foregoing, no past due royalties shall be included in the deduction described in clause (ii) to the extent such past due royalties are less than the Maximum Guarantied Amount (as such term is defined in the Sponsor Guaranty) in effect on the Closing Date), Borrowers shall have Undrawn Availability of at least $1,500,000; and

(cc)         Compliance with Laws.  Agent shall be reasonably satisfied that each Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act.

(dd)         Other.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2           Conditions to Each Advance.  The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)           Representations and Warranties.  Each of the representations and warranties made by any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, unless made specifically as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(b)           No Default.  No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however, that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)           Maximum Advances.  In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

8.3           Conditions Subsequent.  The obligation of Lenders to continue to make any Advances following the Initial Advance on the Closing Date is subject to the conditions subsequent that:

(a)           within one hundred eighty (180) days of the Closing Date, Agent shall have completed updated Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory (including the Inventory of IMHE), General Intangibles, and Equipment of each Borrower and all books and records in connection therewith; and

(b)           within ten (10) Business Days of the Closing Date, Borrowers shall have delivered to Agent the Sponsor Standby Letter of Credit with a face amount equal to at least $3,000,000.

IX           INFORMATION AS TO BORROWERS.

Each Borrower shall, or (except with respect to Section 9.11 hereof) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1           Disclosure of Material Matters.  Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral, including any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2           Schedules.  Deliver to Agent on or before Tuesday of each week (which shall be based on values as of the immediately preceding Friday) (a) accounts receivable agings (which shall include in each report delivered for the end of each month during the Term, reconciliations to the general ledger, sell through reports, and royalty accruals), (b) accounts payable schedules (which shall include in each report delivered for the end of each month during the Term, reconciliations to the general ledger, sell through reports, and royalty payables), (c) Inventory reports, (d) advances made for costs associated with P&A and (e) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the immediately preceding Friday and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement).  In addition, each Borrower will deliver to Agent at such intervals as Agent may require:  (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.  Borrowers shall also direct Sony Pictures Home Entertainment Inc. and Sony DADC US Inc. to concurrently deliver to Agent the monthly “true up” report at the same time that Sony Pictures Home Entertainment Inc. and Sony DADC US Inc. deliver such report to Borrowers.

9.3           Environmental Reports.  Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8 hereof, with a Compliance Certificate signed by the President of Borrowing Agent stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local Environmental Laws.  To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

9.4           Litigation.  Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Borrower whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

9.5           Material Occurrences.  Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under any Material Contract, including the Sony Distribution and Licensing Agreement, the Sony Replication Services Agreement or the IMHE Management Agreement; (c) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (e) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (f) any other development in the business or affairs of any Borrower, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6           Government Receivables.  Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7           Annual Financial Statements.  Furnish Agent within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a Consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”).  The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (a) they have caused this Agreement to be reviewed, and (b) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11 hereof.  In addition, the reports shall be accompanied by a Compliance Certificate.

9.8           Quarterly Financial Statements.  Furnish Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers prepared on a Consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers prepared on a Consolidated, and as to the statements of income only, consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrowers’ business.  The reports shall be accompanied by a Compliance Certificate.

9.9           Monthly Financial Statements.  Furnish Agent within forty-five (45) days after the end of each month, an unaudited balance sheet of Borrowers prepared on a Consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers prepared on a Consolidated and, as to statements of income only, consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and fairly presenting Borrowers’ financial condition in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrowers’ business.  The reports shall be accompanied by a Compliance Certificate and, to the extent required by Section 5(c) of the Sponsor Guaranty, a Sponsor Quarterly Report.

9.10         Other Reports.  Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (a) with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders or members, as applicable, and (b) copies of all notices, reports and other materials sent or received in connection with the Sony Distribution and Licensing Agreement.

9.11         Additional Information.  Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business, and (c) promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12         Projected Operating Budget.  Furnish Agent, no later than thirty (30) days after to the beginning of each Borrower’s fiscal years commencing with fiscal year 2012, a month by month projected operating budget and cash flow of Borrowers on a Consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13         Variances From Operating Budget.  Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 hereof and each quarterly report referred to in Section 9.8 hereof, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 hereof and a discussion and analysis by management with respect to such variances.

9.14         Notice of Suits, Adverse Events.  Furnish Agent with prompt written notice of (a) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower’s business; (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; (c) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender; and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.

9.15         ERISA Notices and Requests.  Furnish Agent with immediate written notice in the event that (a) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which any Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto; (b) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) that could reasonably be expected to result in material liability to any Borrower has occurred together with a written statement describing such transaction and the action which such Borrower or such member of the Controlled Group (as applicable) has taken, is taking or proposes to take with respect thereto; (c) a funding waiver request has been filed with respect to any Pension Benefit Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request; (d) any increase in the benefits of any existing Pension Benefit Plan shall occur; (e) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Pension Benefit Plan or to have a trustee appointed to administer a Pension Benefit Plan, together with copies of each such notice; (f) any Borrower or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Pension Benefit Plan under Section 401(a) of the Code, together with copies of each such letter; (g) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability with respect to a Multiemployer Plan, together with copies of each such notice; (h) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Pension Funding Rules on or before the due date for such installment or payment; or (i) any Borrower or any member of the Controlled Group knows that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.  The Borrowers shall promptly deliver to Agent all information required to be reported to the PBGC under Section 4010 of ERISA and such other documents or governmental reports or filings related to any Pension Benefit Plan as Agent shall reasonably request.  Promptly following an request therefor, the Borrowers shall deliver to the Agent copies of any documents or notices described in Sections 101(j), (k) or (l) of ERISA that any Borrower or any member of the Controlled Group may request with respect to any Pension Benefit Plan or Multiemployer Plan, as applicable; provided, that, if any Borrower or any member of the Controlled Group has not requested such documents or notices from the administrator or sponsor of the applicable Pension Benefit Plan or Multiemployer Plan, then the applicable Borrower or the applicable member of the Controlled Group shall, upon request by Agent, promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices to Agent promptly after receipt thereof.

9.16         Additional Documents.  Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X             EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1         Nonpayment.  Failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

10.2         Breach of Representation.  Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3         Financial Information.  Failure by any Borrower to (a)(i) furnish financial information when due, or (ii) when requested which is unremedied for a period of fifteen (15) days of such request, or (b) permit the inspection of its books or records in accordance with this Agreement;

10.4         Judicial Actions.  Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Borrower’s Inventory or Receivables or against a material portion of any Borrower’s other property which is not stayed or lifted within thirty (30) days;

10.5         Noncompliance.  Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(b) hereof, (a) failure or neglect of any Borrower or any Guarantor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, or (b) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is not cured within ten (10) days from the occurrence of such failure or neglect;

10.6         Judgments.  Any judgment or judgments, to the extent not covered by insurance as to which the carrier has not disputed or denied coverage, are rendered against any Borrower for an aggregate amount in excess of $250,000 or against all Borrowers for an aggregate amount in excess of $500,000 and (a) enforcement proceedings shall have been commenced by a creditor upon such judgment, (b) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (c) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Encumbrance);

10.7         Bankruptcy.  Any Borrower or any Guarantor shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

10.8         Inability to Pay.  Any Borrower or any Guarantor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9         Subsidiary Bankruptcy.  Any Subsidiary of any Borrower, shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;

10.10       Material Adverse Effect.  Any change in any Borrower’s results of operations or condition (financial or otherwise) which in Agent’s opinion has a Material Adverse Effect;

10.11       Lien Priority.  Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, subject only to Permitted Encumbrances;

10.12       Material Contracts.  (a) A default or an event of default has occurred under the Sony Distribution and Licensing Agreement, the Sony Replication Services Agreement or the IMHE Management Agreement, which default or event of default shall not have been cured or waived within any applicable grace period, or (b) a default or an event of default has occurred under any other Material Contract, which default or event of default shall not have been cured or waived within any applicable grace period and could reasonably have or result in a Material Adverse Effect;

10.13       Cross Default.  Any default in respect of any Indebtedness of any Borrower or any Guarantor (other than Indebtedness owing to Agent and the Lenders hereunder), in any case in an amount in excess of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto;

10.14       Termination or Asserted Invalidity of Sponsor Guaranty.  Termination of the Sponsor Guaranty, or if Sponsor or any Sponsor Affiliated Fund attempts to terminate, challenges the validity of, or its liability under, the Sponsor Guaranty or similar agreement;

10.15       Change of Ownership.  Any Change of Ownership shall occur;

10.16       Invalidity.  Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on Borrower, or any Borrower shall so claim in writing to Agent or any Lender;

10.17       [Reserved];

10.18       Seizures.  Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which might, in the opinion of Agent, upon final determination, result in material impairment or loss of the security provided by this Agreement or the Other Documents;

10.19       [Reserved]; or

10.20       Pension Plans.  Any failure by any Borrower to comply with the requirements of Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Pension Benefit Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Pension Benefit Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would be reasonably likely to result in aggregate liability to the Borrowers (or any of them) of $500,000 or more.

XI            LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1         Rights and Remedies.

(a)           Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 hereof all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, all Obligations shall be immediately due and payable and the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Borrower.  Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.  Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place.  With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification.  At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower.  In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower’s (a) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other Intellectual Property rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.  The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof.  Noncash proceeds will only be applied to the Obligations as they are converted into cash.  If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

(b)           To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b).  Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2         Agent’s Discretion.  Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

11.3         Setoff.  Subject to Section 14.12 hereof, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent and such Lender to reduce the Obligations.

11.4         Rights and Remedies not Exclusive.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5         Allocation of Payments After Event of Default.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to the Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit);

SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 11.5.

XII          WAIVERS AND JUDICIAL PROCEEDINGS.

12.1         Waiver of Notice.  Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2         Delay.  No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3         Jury Waiver.

(a)           EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b)           TO THE EXTENT THAT THE WAIVER OF JURY TRIAL IN SECTION 12.3(a) HEREOF IS UNENFORCEABLE, THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LAW.  THEREFORE, THE PARTIES HERETO AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS, AND POST-TRIAL MOTIONS (E.G., MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE, OR OTHERWISE) BETWEEN THE LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO AND THERETO, TO A JUDICIAL REFEREE WHO WILL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.  THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT.  AGENT AND BORROWERS WILL SELECT A SINGLE NEUTRAL REFEREE, WHO WILL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS.  IN THE EVENT THAT AGENT AND BORROWERS CANNOT AGREE UPON A REFEREE, THE REFEREE WILL BE APPOINTED BY THE COURT.  BORROWERS WILL JOINTLY AND SEVERALLY BEAR THE FEES AND EXPENSES OF THE REFEREE UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.  EACH PARTY AGREES THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE REFERENCE TO A JUDICIAL REFEREE AS PROVIDED ABOVE.

XIII         EFFECTIVE DATE AND TERMINATION.

13.1         Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until June 23, 2014 (the “Term”) unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time without premium or penalty upon ninety (90) days’ prior written notice upon payment in full of the Obligations.

13.2         Termination.  The termination of the Agreement shall not affect any Borrower’s, Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated.  The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto.  Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds.  All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV         REGARDING AGENT.

14.1         Appointment.  Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and 3.4 hereof), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement (including collection of the Revolving Credit Note), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2         Nature of Duties.  Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder.  Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower.  The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3         Lack of Reliance on Agent and Resignation.  Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor.  Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof.  Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent.  After any Agent’s resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4         Certain Rights of Agent.  If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5         Reliance.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it.  Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6         Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders.  Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7         Indemnification.  To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.8         Agent in its Individual Capacity.  With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender.  Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9         Delivery of Documents.  To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 hereof or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.10       Borrowers’ Undertaking to Agent.  Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.  Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.11       No Reliance on Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Borrower, its Affiliates or its agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

14.12       Other Agreements.  Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender.  Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

XV          BORROWING AGENCY; CO-BORROWERS.

15.1         Borrowing Agency Provisions.

(a)           Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)           The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request.  Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof.  To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

15.2         Joint and Several Liability of Borrowers.

(a)           Joint and Several Liability.  Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 15.2), it being the intention of the parties hereto that all the Obligations will be the joint and several obligations of each Borrower without preferences or distinction among them.  If and to the extent that any Borrower will fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(b)           Liability of Borrower.  The liability of each Borrower under this Agreement and the Other Documents will be irrevocable, absolute, independent and unconditional, and will not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Borrower agrees as follows:

(i)            such Borrower’s liability hereunder will be the immediate, direct, and primary obligation of such Borrower and will not be contingent upon Agent’s or any Lender’s exercise or enforcement of any remedy it may have against any other Borrower or any other Person, or against any collateral or other security for any Obligations;

(ii)           such Borrower’s payment of a portion, but not all, of the Obligations will in no way limit, affect, modify or abridge such Borrower’s liability for any portion of the Obligations remaining unsatisfied; and

(iii)          such Borrower’s liability with respect to the Obligations will remain in full force and effect without regard to, and will not be impaired or affected by, nor will such Borrower be exonerated or discharged by, any of the following events:

(1)           any proceeding under any Bankruptcy Law;

(2)           any limitation, discharge, or cessation of the liability of any other Borrower or any other Person for any Obligations due to any Applicable Law, or any invalidity or unenforceability in whole or in part of any of the Obligations or the Other Documents;

(3)           any merger, acquisition, consolidation or change in structure of any Borrower or any Guarantor or other Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Borrower or any Guarantor or other Person;

(4)           any assignment or other transfer, in whole or in part, of Agent’s or any Lender’s interests in and rights under this Agreement (including this Section 15.2) or the Other Documents;

(5)           any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, any Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute this Agreement or any of the Other Documents;

(6)           Agent’s or any Lender’s amendment, modification, renewal, extension, cancellation or surrender of this Agreement or any Other Document or any obligations of a Guarantor;

(7)           Agent’s or any Lender’s exercise or non exercise of any power, right or remedy with respect to any Obligations or any Collateral; or

(8)           Agent’s or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Bankruptcy Law.

(c)           Consents of Borrowers.  Each Borrower hereby unconditionally consents and agrees that, without notice to or further assent from such Borrower:

(i)            the time for any Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under this Agreement or any Other Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Agent and the Lenders (as applicable under this Agreement or the relevant Other Documents) may deem proper;

(ii)           Agent and the Lenders may request and accept other guaranties and may take and hold security as collateral for the Obligations guaranteed by a Guarantor, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

(iii)          Agent or the Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Borrower against any other Borrower or against any Guarantor or any other Person.

(d)           Suretyship Waivers.  Each Borrower hereby waives and agrees not to assert:

(i)            any right to require Agent or any Lender to proceed against any other Borrower, any Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Agent or any Lender whatsoever;

(ii)           any defense arising by reason of any lack of corporate or other authority or any other defense of any other Borrower, any Guarantor or any other Person;

(iii)          without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 15.2; and

(iv)          any notice of the acceptance of its joint and several liability under this Agreement and the Other Documents.  The Obligations will conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Section 15.2.

(e)           Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any other Borrower under any Bankruptcy Law, or otherwise, all such amounts will nonetheless be jointly and severally immediately payable by such Borrower.

(f)            Financial Condition of Other Borrowers.  No Borrower will have any right to require Agent or any Lender to obtain or disclose any information with respect to (i) the financial condition or character of any other Borrower or the ability of any other Borrower to pay and perform the Obligations, (ii) the Obligations, (iii) any Collateral or other security for any or all of the Obligations, (iv) the existence or nonexistence of any other guarantees of all or any part of the Obligations or (v) any action or inaction on the part of Agent or any Lender or any other Person.  Each Borrower hereby acknowledges that it has undertaken its own independent investigation of the financial condition of each other Borrower and further acknowledges that it is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto.

(g)           Subrogation.  Until the Obligations will be satisfied in full and the commitments to make Advances hereunder will be terminated, no Borrower will directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 15.2, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 15.2 or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Agent or any Lender as against any other Borrower or any Guarantor or other Person, whether in connection with this Section 15.2, any of the Other Documents or otherwise.

(h)           Subordination.  Any claim which any Borrower may have against any other Borrower or any Guarantor with respect to any payments to Agent or any Lender hereunder or under any Other Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any proceeding under any Bankruptcy Law relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations will be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, will be made to any other Borrower or any Guarantor therefore.

(i)            Substantial Benefits.  The Advances provided to or for the benefit of the Borrowers hereunder by Lenders have been and are to be contemporaneously used for the benefit of each Borrower and each Guarantor.  It is the position, intent and expectation of the parties that each Borrower and each Guarantor have derived and will derive significant and substantial direct and indirect benefits from the Advances to be made available by Lenders under this Agreement and the Other Documents.

XVI         MISCELLANEOUS.

16.1         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to principals of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.  Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the City of New York, Borough of Manhattan, State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 hereof and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s Agent for the purpose of accepting service within the State of New York.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.  Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court.  Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York in the Borough of Manhattan, State of New York.

16.2         Entire Understanding.

(a)           This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)           The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

(i)            increase the Commitment Percentage, the maximum dollar commitment of any Lender or the Maximum Revolving Advance Amount;

(ii)           extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement;

(iii)          alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b);

(iv)          release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $250,000;

(v)           change the rights and duties of Agent;

(vi)          [Reserved];

(vii)         increase the Advance Rates above the Advance Rates in effect on the Closing Date; or

(viii)        release any Guarantor.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations.  In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers.  In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty-five (45) days following such Lender’s denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount hereof at such time (the “Overadvance Threshold Amount”) by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”); provided, that, such outstanding Advances do not exceed the Maximum Revolving Advance Amount.  If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) hereof.  For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral.  In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts, in its reasonable business judgment, to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess.  Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, the Agent is hereby authorized by Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.

16.3         Successors and Assigns; Participations; New Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and permitted assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b)           Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Participant”).  Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant.  Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c)           Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $1,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording.  Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose.  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)          Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity, that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording.  Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose.  Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.  Each Borrower hereby consents to the addition of such Purchasing CLO.  Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e)           Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder.  The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement.  The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f)           Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower.

16.4        Application of Payments.  Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations.  To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5         Indemnity.  Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment).  Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 16.5 by any Person under any Environmental Laws or similar laws by reason of any Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances.  Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 16.5 harmless from and against all liability in connection therewith.

16.6         Notice.  Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6.  Any Notice shall be effective:

(a)           In the case of hand-delivery, when delivered;

(b)           If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)           In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if sent during the recipient’s normal business hours (or the next Business Day if not sent during the recipient’s normal business hours) and if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)           In the case of electronic transmission, when actually received;

(f)            In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g)           If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or PNC at:

PNC Bank, National Association
c/o PNC Business Credit
2 North Lake Avenue, Suite 440
Pasadena, California 91101
Attention:                      Relationship Manager (Image Entertainment, Inc.)
Telephone:                    (626) 432-6128
Facsimile:                       (626) 432-4589

with a copy to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention:                      Lisa Pierce
Telephone:                    (412) 762-6442
Facsimile:                       (412) 762-8672

with an additional copy to: Bingham McCutchen, LLP Three Embarcadero Center San Francisco, California 94111 Attention: Peter H. Carson, Esq. Telephone: (415) 393-2830 Facsimile: (415) 393-2286

(B)	If to a Lender other than Agent, as specified on the signature pages hereof

(C)	If to Borrowing Agent or any Borrower: Image Entertainment, Inc. 20525 Nordhoff Street, Suite 200 Chatsworth, California Attention: John Avagliano Telephone: (818) 534-9219 Facsimile: (818) 407-9151

with a copy to: Perkins Coie LLP 1888 Century Park E. Suite 1700 Los Angeles, California 90067 Attention: David J. Katz, Esq. Telephone: (310) 788-3268 Facsimile: (310) 788-1254

16.7         Survival.  The obligations of Borrowers under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), and 16.5 hereof and the obligations of Lenders under Section 14.7 hereof, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8         Severability.  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9         Expenses.  Each Borrower, jointly and severally, shall pay all costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements (a) incurred by Agent on its behalf or on behalf of Lenders (i) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement and the Other Documents or any consents or waivers hereunder and any and all related agreements, documents and instruments or (ii) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and the Other Documents and any and all related agreements, documents and instruments, which amounts may be charged to Borrowers’ Account and shall be part of the Obligations, or (b) incurred by Agent on its behalf or on behalf of Lenders or by any Lender (i) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (ii) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder and under the Other Documents and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (iii) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Borrower, any Guarantor, which amounts may be charged to Borrowers’ Account and shall be part of the Obligations.

16.10       Injunctive Relief.  Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11       Consequential Damages.  Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12       Captions.  The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13       Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

16.14       Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15       Confidentiality; Sharing Information.  Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, that Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further, that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.  Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

16.16       Publicity.  Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

16.17       Certifications From Banks and Participants; USA PATRIOT Act.  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

[signature pages follow]

Each of the parties has signed this Agreement as of the day and year first above written.

IMAGE ENTERTAINMENT, INC.

By:	/s/ JOHN AVAGLIANO
Name:	John Avagliano
Title:	COO/CFO

IMAGE/MADACY HOME ENTERTAINMENT, LLC

By:	/s/ JOHN AVAGLIANO
Name:	John Avagliano
Title:	CFO

Signature Page to Revolving Credit and Security Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:	/s/ STEVE C. ROBERTS
Name:	Steve C. Roberts
Title:	Vice President

PNC Bank, National Association
c/o PNC Business Credit
2 North Lake Avenue, Suite 440
Pasadena, California 91101
Attention:              Relationship Manager
(Image Entertainment, Inc.)
Telephone:            (626) 432-6128
Facsimile:               (626) 432-4589

Commitment Percentage:  100%

Signature Page to Revolving Credit and Security Agreement

Exhibit 1.2(b)

FORM OF COMPLIANCE CERTIFICATE

TO:	PNC BANK, NATIONAL ASSOCIATION, as Agent (“Agent”)

DATE:	[______________], 201__

Reference is made to the Revolving Credit and Security Agreement dated as of June 23, 2011 among IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Image”), IMAGE/MADACY HOME ENTERTAINMENT, LLC, a California limited liability company (“IMHE”) (Image and IMHE, each a “Borrower”, and collectively “Borrowers”), Agent and the lenders from time to time party thereto (as amended, modified and supplemented from time to time, the “Loan Agreement”).  Capitalized terms used in this Compliance Certificate which are not defined herein shall have the meanings set forth in the Loan Agreement.  Nothing herein limits or modifies any of the terms or provisions of the Loan Agreement.

The undersigned, the [_______________] of Image, certifies, in [his/her] capacity as an officer of Image and not in [his/her] capacity as an individual, that:

1.           Each of the representations and warranties made by any Borrower in or pursuant to the Loan Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Loan Agreement, the Other Documents or any related agreement are true and correct in all material respects on and as of the date hereof, unless made specifically as of an earlier date, in which case they are true and correct in all material respects as of such earlier date;

2.           Except as noted below pursuant to paragraph 3 hereof, no Default or Event of Default has occurred and is continuing; and

3.           Borrowers are in compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.10 of the Loan Agreement, except as may be set forth below, and attached hereto as Schedule A are covenant calculations which show such compliance (or non-compliance).

Compliance status is indicated by circling Yes/No under “Complies” column.

Financial Covenant	Required / Permitted	Actual	Complies
Section 6.5(a) – Senior Fixed Charge Coverage Ratio1	1.20:1.00	________ : 1.00	Yes No

Section 6.5(b) – Fixed Charge Coverage Ratio2	1.10:1.00	________ : 1.00	Yes No

Comments Regarding Exceptions:

[remainder of page intentionally blank]

1 Use with the fiscal quarters ending June 30, 2011 through December 31, 2011

2 Use with each fiscal quarter ending on and after March 31, 2012

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

IMAGE ENTERTAINMENT, INC.,
as Borrowing Agent

Date	By:
Name:
Title:

(Compliance Certificate)

Schedule A to Compliance Certificate

Covenant Calculations

(1)	EBITDA

(a)
(i)        net income (or loss) of Borrowers on a Consolidated Basis for such period (excluding extraordinary gains and losses), plus

(ii)        all interest expense of Borrowers on a Consolidated Basis for such period, plus

(iii)        all charges against income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes actually paid
$

(b)	depreciation expenses for such period	$

(c)	amortization expenses for such period (provided that amortization expenses shall not include any amortization expenses attributable to production costs)	$

(d)	EBITDA (the sum of Line 1(a) through Line 1(c))

(2)	Senior Fixed Charge Coverage Ratio

(a)	EBITDA (Line 1(j))	$

(b)	Unfinanced Capital Expenditures made during such period	$

(c)	cash federal, state, local or foreign taxes attributable to income paid during such period	$

(d)	Numerator of Senior Fixed Charge Coverage Ratio (the sum of Line 2(a) through Line 2(c))	$

(e)	all Senior Debt Payments during such period	$

(f)	all management fee payments made in cash during such period to Sponsor pursuant to Amendment Number 2 to the Securities Purchase Agreement dated December 30, 2009 by and between Image and Sponsor	$

(g)	all management fee payments made in cash during such period pursuant to Article II of the IMHE Management Agreement	$

(h)	Senior Fixed Charge Coverage Ratio (Line 2(d) divided by the sum of Line 2(e) through Line 2(g))	: 1.00

A-1

(3)	Fixed Charge Coverage Ratio

(a)	Numerator of Fixed Charge Coverage Ratio (Line 2(d))	$

(b)	all Senior Debt Payments during such period	$

(c)	all management fee payments made in cash during such period to Sponsor pursuant to Amendment Number 2 to the Securities Purchase Agreement dated December 30, 2009 by and between Image and Sponsor	$

(d)	all management fee payments made in cash during such period pursuant to Article II of the IMHE Management Agreement	$

(e)	any dividend payments (whether paid in cash or a payment-in-kind basis) to holders of Image’s Series B Preferred Stock and Series C Preferred Stock	$

(f)	Fixed Charge Coverage Ratio (Line 3(a) divided by the sum of Line 3(b) through Line 3(e))	: 1.00

A-2

Exhibit 2.1(a)

FORM OF REVOLVING CREDIT NOTE

$_______________	Date:__________, 201__

This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of June 23, 2011 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and among IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Image”), IMAGE/MADACY HOME ENTERTAINMENT, LLC, a California limited liability company (“IMHE”) (Image and IMHE, each a “Borrower” and collectively, “Borrowers”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC, collectively, “Lenders”) and PNC as agent for Lenders (in such capacity, “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, Borrowers hereby promise to pay to the order of [_______________] (the “Holder”), at the office of Agent located at PNC Bank Center, Two Tower Center, 8th Floor, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrowing Agent in writing:

(i)           the principal sum of [_____________________] Dollars ([$__________]) or, if different, from such amount, the unpaid principal balance of the Holder’s Commitment Percentage of the Revolving Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement and subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)           interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement.  In no event, however, shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall, at the option of Agent or at the direction of the Required Lenders, be payable at the Default Rate.

This Note is one of the Revolving Credit Notes referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily  prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

[remainder of page intentionally blank]

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Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

IMAGE ENTERTAINMENT, INC.

By:
Name:
Title:

IMAGE/MADACY HOME ENTERTAINMENT, LLC

By:
Name:
Title:

Signature Page to Revolving Credit Note

Exhibit 8.1(n)

FORM OF FINANCIAL CONDITION CERTIFICATE

[___________], 201___

Each of the undersigned, in [his/her] capacity as an officer of (a) IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Image”), and (b) IMAGE/MADACY HOME ENTERTAINMENT, LLC, a California limited liability company (“IMHE”) (Image and IMHE, each a “Borrower”, and collectively “Borrowers”), and not in [his/her] individual capacity, hereby certifies as follows:

1.           [____________] is the duly elected, qualified and acting Chief Financial Officer of each of Image and IMHE.

2.           I am familiar with the business and financial affairs of each Borrower, including, without limiting the generality of the foregoing, all of the matters hereinafter described.

3.           This Certificate is made and delivered to PNC BANK, NATIONAL ASSOCIATION (“PNC”), each of the other financial institutions (together with PNC, collectively, the “Lenders”) named in or which hereafter become a party to the Loan Agreement (as hereinafter defined) and PNC, as agent for Lenders (in such capacity, “Agent”) pursuant to the terms of a Revolving Credit and Security Agreement among Borrowers, Agent and Lenders (the “Loan Agreement”), for the purpose of inducing Agent and Lenders, now and from time to time hereafter, to advance monies and extend credit and other financial accommodations to Borrower pursuant to the Loan Agreement.  I understand that you are relying on this Financial Condition Certificate.  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

4.           I have reviewed the following and am familiar with the process pursuant to which they were generated:

a.           The Pro Forma Balance Sheet of Borrowers is attached hereto as Exhibit A (the “Pro Forma Balance Sheet”).

b.           Cash Flow Projections for Borrowers is attached hereto as Exhibit B (“Projections”).

The Pro Forma Balance Sheet reflects the consummation of the Transactions and was prepared by the Chief Financial Officer of Image based on the best information available to [him/her].  The Pro Forma Balance Sheet fairly presents the financial condition of Borrowers, on a pro forma basis, as of the date hereof.

5.           Immediately following the consummation of the Transactions, each Borrower will be able to pay their respective debts as they mature, will have capital sufficient to carry on their respective businesses and all businesses in which they are about to engage.  Both immediately prior to and immediately after giving effect to the Transactions, the fair present saleable value of their respective assets, calculated on a going concern basis are, and will be, in excess of the amount of their respective liabilities.

6.           The Loan Agreement and each Other Document were and will be executed and delivered by Borrowers to Agent and Lenders in good faith and in exchange for reasonably equivalent value and fair consideration.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Financial Condition Certificate as of the date and year first set forth above.

IMAGE ENTERTAINMENT, INC.

By:
Name:
	Title:	Chief Financial Officer

IMAGE/MADACY HOME ENTERTAINMENT, LLC

By:
Name:
	Title:	Chief Financial Officer

(Financial Condition Certificate)

EXHIBIT A

PRO FORMA BALANCE SHEET

[Borrowers to provide]

EXHIBIT B

PROJECTIONS

[Borrowers to provide]

Exhibit 16.3

FORM OF COMMITMENT TRANSFER SUPPLEMENT

COMMITMENT TRANSFER SUPPLEMENT, dated as of ________________, among __________________________________ (the “Transferor Lender”), each Purchasing Lender executing this Commitment Transfer Supplement (each, a “Purchasing Lender”), and PNC Bank, National Association (“PNC”) as agent for the Lenders (as defined below) under the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 16.3 of the Revolving Credit and Security Agreement dated as of June 23, 2011 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Loan Agreement”) among Image Entertainment, Inc., a Delaware corporation (“Image”), Image/Madacy Home Entertainment, LLC, a California limited liability company (“IMHE”) (Image and IMHE, each a “Borrower”, and collectively “Borrowers”), PNC and the various other financial institutions (collectively, the “Lenders”) and PNC as agent for Lenders (in such capacity, “Agent”) named in or which hereafter become a party to the Loan Agreement;

WHEREAS, each Purchasing Lender wishes to become a Lender party to the Loan Agreement; and

WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Loan Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           All Capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.

2.           Upon receipt by the Agent of four (4) counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which as been executed by the Transferor Lender and Agent, Agent will transmit to Transferor Lender and each Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Commitment Transfer Supplement (a “Transfer Effective Notice”).  Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the “Transfer Effective Date”), which date shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received.  From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof.

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3.           At or before 12:00 Noon (New York City Time) on the Transfer Effective Date each Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the “Purchase Price”), of the portion of the Advances being purchased by such Purchasing Lender (such Purchasing Lender’s “Purchased Percentage”) of the outstanding Advances and other amounts owing to the Transferor Lender under the Loan Agreement and the Note.  Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells, assigns, and transfers to such Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender’s Purchased Percentage of the Advances and other amounts owing to the Transferor Lender under the Loan Agreement and the Note together with all instruments, documents and collateral security pertaining thereto.

4.           Transferor Lender has made arrangements with each Purchasing Lender with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Loan Agreement prior to the Transfer Effective Date, and (b) the portion, if any, to be paid and the date or dates for payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.

5.           (a)           All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Loan Agreement and the Note shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

  (b)           All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Loan Agreement and the Note shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.  In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from Borrower.

6.           Concurrently with the execution and delivery hereof, Transferor Lender will provide to each Purchasing Lender conformed copies of the Loan Agreement and all related documents delivered to Transferor Lender.

7.           Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time, upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

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8.           By executing and delivering this Commitment Transfer Supplement, Transferor Lender and each Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows:  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the Note or any other instrument or document furnished pursuant thereto; (b) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their Obligations under the Loan Agreement, the Note or any other instrument or document furnished pursuant hereto; (c) each Purchasing Lender confirms that it has received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (d) each Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (e) each Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof; (f) each Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Loan Agreement to be performed by each as a Lender; and (g) each Purchasing Lender represents and warrants to Transferor Lender, Lenders, Agent and Borrower that it is (A) either (1) entitled to the benefits of any income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrowers under the Loan Agreement and the Other Documents or (2) is engaged in trade or business within the United States of America and (B) is not a Disqualified Assignee and is an Eligible Assignee.

9.           Schedule I hereto sets for the revised Commitment Percentages of Transferor Lender and the Commitment Percentage of each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

10.         This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

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IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized offices on the date set forth above.

as Transferor Lender

By:
Name:
Title:

as [a] Purchasing Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION
as Agent

By:
Name:
Title:

[IMAGE ENTERTAINMENT, INC.,
as Borrowing Agent

By:
Name:
Title:	]1

1 If required by Section 16.3 of the Loan Agreement

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 SCHEDULE I TO
COMMITMENT TRANSFER SUPPLEMENT

LIST OF OFFICES, ADDRESSES FOR NOTICE AND COMMITMENT  AMOUNTS

[Transferor Lender]	Revised Commitment Amount	$

	Revised Commitment Percentage		%

[Purchasing Lender]	Commitment Amount	$

	Commitment Percentage		%

Address[es] for Notices:

Attention:
Telephone:
Telecopier:

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Schedule II to
COMMITMENT TRANSFER SUPPLEMENT

[Form of Transfer Effective Notice]

To: __________________________________, as Transferor Lender

and
_____________________________________________, as [a] Purchasing Lender:

The undersigned, as Agent under the Revolving Credit and Security Agreement dated as of June 23, 2011 among Image Entertainment, Inc., a Delaware corporation (“Image”), Image/Madacy Home Entertainment, LLC, a California limited liability company (“IMHE”) (Image and IMHE, each a “Borrower”, and collectively “Borrowers”), the financial institutions named therein (the “Lenders”) and PNC Bank, National Association, as a Lender and as agent for Lenders (in such capacity, “Agent”), acknowledges receipt of four (4) executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto.1  Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [_______________], 201___.

PNC BANK, NATIONAL ASSOCIATION
as Agent

By:
Name:
Title:

ACCEPTED FOR RECORDATION
IN REGISTER:

2 Attach a copy of Commitment Transfer Supplement

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